Exhibit 10.1
OFFICE LEASE
BY AND BETWEEN
BRCP STEVENSON POINT, LLC,
a Delaware limited liability company,
as Landlord,
and
NOVARAY, INC.,
a Delaware corporation,
as Tenant

i

LEASE
1. Basic Provisions (“Basic Provisions”).
     1.1 Parties: THIS OFFICE LEASE (“Lease”), dated March 13, 2008, is made by and between BRCP STEVENSON POINT, LLC, a Delaware limited liability company (“Landlord”), and NOVARAY, INC., a Delaware corporation (“Tenant”).
     1.2 Premises: The area consisting of approximately 41,118 rentable square feet of space commonly known as Suite A, as outlined on Exhibit A attached hereto (the “Premises”), which is a part of the building (“Building”) located at 39655-39677 Eureka Drive, Newark (“City”), California (“State”). If the Premises are all of the Building, there shall, for purposes of this Lease, be no distinction between the words “Premises” or “Building.” The Building, together with the Common Areas (defined in Section 4.1), the land upon which they are located and all other buildings and improvements thereon are herein collectively referred to as the “Project”.
     1.3 Term: Five (5) years and four (4) months (“Term”) scheduled to commence on the date (“Commencement Date”) that is the later of (i) the date of Substantial Completion of the Landlord Work (as defined in Section 3.1), and (ii) April 1, 2008, and the Term shall end on the last day of the sixty-fourth (64th) full calendar month of the Term, which is estimated to be July 31, 2013 (“Expiration Date”), subject to Section 3.1.
     1.4 Base Rent: The following is the schedule of monthly Base Rent (defined in Section 5.1) payable under this Lease:

	Monthly Rate	Monthly
Months of Term	Per Square Foot	Base Rent
Month 1 – Month 18	$0.85	$34,950.30 *
Month 19 – Month 30	$0.88	$36,183.84
Month 31 – Month 42	$0.90	$37,006.20
Month 43 – Month 54	$0.93	$38,239.74
Month 55 – Month 64	$0.96	$39,473.28

*	Subject to abatement pursuant to Section 5.6 of this Lease.
The sum of $45,928.81, which is comprised of Base Rent in the amount of $34,950.30 for the fifth full calendar month of the Term (subject to the Abated Base Rent pursuant to Section 5.6) and Tenant’s Share of estimated Operating Expenses in the amount of $10,978.51 for the first full calendar month of the Term (collectively, the “Initial Rent Payment”) is payable upon execution of this Lease.
     1.5 Tenant’s Share of Operating Expenses (defined in Section 5.4): (“Tenant’s Share”):
(a)	Project: 11.74%

(b)	Building: 46.55%

(c)	As of the date of this Lease, Tenant’s Share is approximately $0.267 per rentable square foot of the Premises, subject to adjustment pursuant to Section 5.4.
     1.6 Security Deposit: None
     1.7 Permitted Use: The Premises shall be used solely for general office use and medical device manufacturing, including, without limitation, administration, research, contract engineering, manufacturing, assembly, sales and shipping of products, subject to the terms of Section 4.3 (“Permitted Use”).
     1.8 Guarantor: Triple Ring Technologies, Inc., a California corporation. Concurrent with Tenant’s execution and delivery of this Lease, Tenant shall cause Guarantor to execute and deliver to Landlord a Guaranty in the form attached hereto as Exhibit I.
     1.9 Number of Parking Spaces Allocated to Tenant: 107 unreserved spaces, subject to the terms of this Lease.
     1.10 Exhibits: Attached hereto are the following Exhibits, all of which constitute a part of this Lease:
Exhibit A: Outline and Location of the Premises
Exhibit B: Commencement Date Certificate
Exhibit C: Landlord Improvement Agreement
Exhibit C-1: Tenant Improvement Agreement
Exhibit D: Rules and Regulations
Exhibit E: Additional Provisions
Exhibit F: Form of Letter of Credit
Exhibit G: Outline and Location of Refusal Space
Exhibit H: Hazardous Materials Questionnaire
Exhibit I: Form of Guaranty
Exhibit J: Form of Landlord Consent to Sublease

     1.11 Address for Rent Payments: All amounts payable by Tenant to Landlord shall until further notice from Landlord be paid to Landlord at the following address:
BRCP Stevenson Point, LLC
P.O. Box 51832
Los Angeles, California 90051-6132
     1.12 Brokers: NAI BT Commercial (“Landlord’s Broker”), representing Landlord and Colliers International (“Tenant’s Broker”), representing Tenant
     1.13 Access. Notwithstanding anything contained herein to the contrary, Tenant shall have access to the Premises 24 hours a day, 7 days a week, subject to the terms of this Lease and such security or monitoring systems as Landlord may reasonably impose.
     1.14 Letter of Credit: $135,000.00 (subject to Section 3 of Exhibit E attached hereto)
2. Premises. Landlord leases to Tenant, and Tenant leases from Landlord, the Premises on all of the terms and conditions set forth in this Lease. The parties stipulate for all purposes hereunder that the Premises contain the number of rentable square feet set forth in Section 1.2, provided that the Premises has been measured using a modified version of the American National Standard Institute/BOMA Method of Floor Measurement for office space, as promulgated by the Building Owners and Managers Association (commonly known as BOMA ANSI-Z-65.1-1996).
3. Term.
     3.1 Determination of Commencement Date, Expiration Date and Term. The Commencement Date, Expiration Date and Term of this Lease shall be as specified in Section 1.3, unless this Lease is sooner terminated in accordance with the provisions of this Lease, and except as provided in this Section 3.1. Notwithstanding anything to the contrary contained herein, the Commencement Date shall be the earlier of the date: (a) Tenant takes possession or, subject to Section 3.4, commences use of any portion of the Premises (except as expressly permitted pursuant to Section 3.4), or (b) Landlord delivers the Premises to Tenant; provided that in no event shall Landlord deliver the Premises to Tenant before April 1, 2008. If Landlord is to perform work pursuant to the Landlord Improvement Agreement attached as Exhibit C to this Lease (the “Landlord Work”), Landlord shall be deemed to deliver the Premises to Tenant for purposes of this Section 3.1 on the date such work is Substantially Complete (as defined below). The Landlord Work shall be deemed to be “Substantially Complete” on the date that all Landlord Work has been performed, other than any details of construction, mechanical adjustment or any other similar matter, the non-completion of which does not materially interfere with Tenant’s use of the Premises. If Landlord is delayed in the performance of the Landlord Work as a result of the acts or omissions of Tenant, any Tenant Party (defined in Section 4.2) or their respective contractors or vendors, including, without limitation, changes requested by Tenant to approved plans, Tenant’s failure to comply with any of its obligations under this Lease, or the specification of any materials or equipment that Landlord has advised Tenant may require long lead times (a “Tenant Delay”), the Landlord Work shall be deemed to be Substantially Complete on the date that Landlord could reasonably have been expected to Substantially Complete the Landlord Work absent any Tenant Delay. This Lease shall be a binding contractual obligation effective upon execution hereof by Landlord and Tenant notwithstanding the later commencement of the Term. If the Commencement Date occurs on a date other than the first day of a calendar month, there shall be added to the number of years and months of the Term specified in Section 1.3, the number of days comprising the remainder of the calendar month following the Commencement Date.
     3.2 Delay in Possession. If for any reason Landlord cannot deliver possession of the Premises to Tenant on the scheduled Commencement Date specified in Section 1.3, Landlord shall not be subject to any liability therefor, nor shall Landlord be in default hereunder nor shall such failure affect the validity of this Lease, and Tenant agrees to accept possession of the Premises at such time as Landlord is able to deliver the same, which date shall then be deemed the Commencement Date; provided that Tenant shall not be liable for any Rent for any period prior to the Commencement Date except as otherwise provided. Upon Landlord’s request, Tenant shall execute and return to Landlord, within 5 days after receipt thereof by Tenant, a Commencement Date Certificate in the form of Exhibit B, but Tenant’s failure or refusal to do so shall not negate Tenant’s acceptance of the Premises or affect determination of the Commencement Date.
     3.3 Acceptance of Premises. Tenant acknowledges that as of the Commencement Date, Tenant has inspected and accepts the Premises in their present condition, “AS IS” (WITH ALL FAULTS), and as suitable for the Permitted Use and for Tenant’s intended operations in the Premises, subject only to any work to be performed by Landlord as specified in Exhibit C, as applicable, one punchlist submitted by Tenant to Landlord within 20 days after Tenant takes possession of the Premises (which punchlist shall, at Landlord’s election, be based on a joint inspection of the Premises by Landlord and Tenant), and the System Warranty (as defined below) provided that Landlord shall have no obligation to perform any work in the Premises except as specified in Exhibit C, the foregoing punchlist or in accordance with the System Warranty. Tenant further acknowledges that no representations as to the condition or repair of the Premises nor promises to alter, remodel or improve the Premises have been made by Landlord or any agents of Landlord except as expressly set forth in this Lease. However, notwithstanding the foregoing, Landlord agrees that the base Building electrical, heating, ventilation and air conditioning and plumbing systems located in the Premises shall be in good working order as of the date Landlord delivers possession of the Premises to Tenant. Except to the extent caused by the acts or omissions of Tenant or any Tenant Party or by any alterations or improvements performed by or on behalf of Tenant (including the Tenant Work described on Exhibit C-1), if such systems are not in good working order as of the date possession of the Premises is delivered to Tenant and Tenant provides Landlord with notice of the same within 90 days following the date Landlord delivers possession of the Premises to Tenant, Landlord, at its cost, shall be responsible for repairing or restoring the same (the “System Warranty”).
     3.4 Early Possession. Subject to the terms of this Section 3.4 and provided that this Lease has been fully executed by all parties and Tenant has delivered all prepaid rental, the Letter of Credit, the Guaranty, and insurance certificates required hereunder, Landlord grants Tenant the right to enter the Premises as of the execution date of this Lease, at Tenant’s sole risk solely for the purpose of performing the Tenant Work described on Exhibit C-1 attached hereto and installing telecommunications and data cabling, equipment, furnishings and other personalty. Such possession prior to the Commencement Date shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be required to pay Base Rent or Tenant’s Share of Operating Expenses with respect to the period of time prior to the Commencement Date during which Tenant occupies the Premises solely for such purposes. However, Tenant shall be liable for any utilities or special services provided to Tenant during such period. Landlord may withdraw such permission to enter the Premises prior to the Commencement Date at any time that Landlord reasonably determines that such entry by Tenant is causing a dangerous situation for Landlord, Tenant or their respective contractors or employees, or if Landlord reasonably determines that such entry by Tenant is hampering or otherwise preventing Landlord from proceeding with the completion of the Landlord Work described on Exhibit C at the earliest possible date. Tenant shall coordinate its entry into the Premises pursuant to this Section with Landlord in a manner so as to minimize any interference with the Landlord Work.
4. Use.
     4.1 Permitted Use. Tenant shall use the Premises only for the Permitted Use specified in Section 1.7 and for no other use or purpose, subject to the provisions of Section 1.7, in a manner consistent with the standards of a first-class office project. So long as Tenant is occupying the Premises, Tenant shall have the nonexclusive right to use, in common with other parties occupying the Building or Project, the Common Areas of the Building and Project, subject to the terms of this Lease and the Rules and Regulations (defined in Section 4.4). “Common Areas” are all areas and facilities outside the Premises and within the boundary lines of the Project that are designated by Landlord from time to time for the general nonexclusive use of tenants of the Building or Project; provided that Tenant shall not have any rights to the roof, exterior walls, utility raceways, air space or to any other buildings in the Project except as expressly provided in this Lease. Landlord reserves the right to alter or modify the Common Areas from time to time, including additions thereto or deletions therefrom, the location and configuration thereof, and the amenities and facilities which Landlord may determine to provide from time to time, without notice or liability to Tenant, and without the same constituting an actual or constructive eviction. In the exercise of the above rights, and except in emergency situations as determined by Landlord, Landlord shall exercise reasonable efforts to minimize interference with the operation of Tenant’s business in the Premises.
     4.2 Restrictions on Use. Tenant shall not permit any odors, smoke, dust, gas, substances, noise or vibrations to emanate from the Premises or from any portion of the Common Areas as a result of the use thereof by Tenant or any of Tenant’s employees, agents, representatives, customers, visitors, invitees, licensees, contractors, assignees or subtenants (each a, “Tenant Party”), nor take any action or permit any action to be taken by any Tenant Party which would constitute a nuisance or would disturb, obstruct or endanger any other tenants or occupants of the Building or Project, or interfere with their use of their respective premises or the Common Areas. Storage outside the Premises of materials, vehicles or any other items is prohibited. Tenant shall not use or allow the Premises to be used for any immoral, improper or unlawful purpose, nor shall Tenant commit or suffer the commission of any waste in, on or about the Premises. Tenant shall not allow any sale by auction upon the Premises, or place any loads upon the floors, walls or ceilings which could endanger the structure, or place any harmful substances in the drainage system of the Building or Project. No waste, materials or refuse shall be dumped upon or permitted to remain outside the Premises except in trash containers placed inside exterior enclosures designated for that purpose by Landlord. Landlord shall not be responsible to Tenant for the noncompliance by any other tenant or occupant of the Building or Project with any rules or regulations or any other terms or provisions of such tenant’s or occupant’s lease or other contract. Landlord shall use commercially reasonable efforts to end or minimize interference or disturbance by other tenants or third persons after Tenant has requested Landlord to do so in writing; provided that Landlord shall not be liable for such interference or disturbance, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance. “Commercially reasonable efforts” of Landlord shall not include payment of money, commencing or participating in any litigation or other similar proceeding or incurring liability.
     4.3 Compliance with Laws. Tenant shall at its sole cost and expense comply, and cause each Tenant Party to comply, with all existing and future applicable municipal, state, federal and other governmental statutes, rules, requirements, regulations, laws and ordinances, including zoning ordinances and the Americans With Disabilities Act (“ADA”), and covenants, easements and restrictions of record and the recommendations of Landlord’s engineers and consultants (including pertaining to industrial hygiene and environmental conditions), governing and relating to the use, occupancy or possession of the Premises, to Tenant’s or Tenant Party’s use of the Common Areas, or to the use, storage, generation or disposal of Hazardous Materials (defined in Section 32 below) (collectively, “Laws”). Tenant shall immediately notify Landlord in writing if Tenant receives any notice of a violation or a potential or alleged violation of any Laws that relates to the Premises or the Project, or of any inquiry, investigation, enforcement or other action that is instituted or threatened by any governmental or regulatory agency against Tenant or any other occupant of the Premises, or any claim that is instituted or threatened by any third party that relates to the Premises or the Project. Within 5 days after request by Landlord, Tenant shall provide Landlord copies of evidence of Tenant’s compliance with any Laws. Tenant shall at its sole cost and expense obtain any and all licenses or permits necessary for Tenant’s use of the Premises. Tenant shall at its sole cost and expense promptly comply with the requirements of any board of fire underwriters or other similar body now or hereafter constituted. Tenant shall not do or permit anything to be done or bring or keep anything in, on, under or about the Project which will in any way increase the rate of any insurance upon the Premises, Building or Project or upon any contents therein or cause a cancellation of said insurance or otherwise affect said insurance in any manner. Landlord, at its sole cost and expense (except to the extent properly included in Operating Expenses), shall be responsible for correcting any violations of Laws with respect to the Common Areas of the Building existing as of the date of this Lease; provided that Landlord’s obligation shall not include the installation of new or additional mechanical, electrical, plumbing or fire/life safety systems, unless such improvement is required on a Building-wide basis by applicable Laws and without reference to the specific nature of Tenant’s use of and business in the Premises. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by law. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment. Notwithstanding the foregoing, Tenant, not Landlord, shall be responsible for the correction of any violations of Laws with respect to the Premises or the Building that arise out of or in connection with the acts or omissions of Tenant or any Tenant Party, the specific nature of Tenant’s use of or business in the Premises or any repairs, alterations, additions or improvements performed by or on behalf of Tenant (other than the Landlord Work).
     4.4 Rules and Regulations. Tenant shall comply and cause each Tenant Party to comply with the Rules and Regulations attached hereto as Exhibit D and any other reasonable rules and regulations and any reasonable modifications or additions thereto which Landlord may from time to time prescribe for the tenants of the Building or the Project upon written notice to Tenant (the "Rules and Regulations”).
5. Rent.
     5.1 Base Rent. Tenant shall pay to Landlord throughout the Term the base rent (“Base Rent”) as specified in Section 1.4, payable in monthly installments in advance commencing on the Commencement Date and continuing on or before the first day of each calendar month thereafter (except as otherwise provided herein); provided that the amount specified in Section 1.4 as the Initial Rent Payment shall be paid by Tenant upon Tenant’s execution of this Lease. The Base Rent payable by Tenant hereunder is subject to adjustment as provided elsewhere in this Lease, as applicable. Base Rent for any period during the Term which is for less than 1 month shall be prorated in accordance with Section 34.17.
     5.2 Additional Rent. All monies other than Base Rent required to be paid by Tenant hereunder, including, but not limited to, Tenant’s Share of Operating Expenses, shall be considered additional rent (“Additional Rent”). “Rent” shall mean Base Rent and Additional Rent.
     5.3 Payment. Rent shall be payable in lawful money of the United States, without deduction or offset whatsoever and without notice or demand, except as expressly provided herein, at the address specified in Section 1.11 or to such other place as Landlord may designate in writing from time to time.
     5.4 Operating Expenses.
          (a) In addition to Base Rent, Tenant shall pay as Additional Rent, Tenant’s Share, as specified in Section 1.5, of Operating Expenses of the Building and/or Project (as applicable), in the manner set forth below. Landlord and Tenant acknowledge that if the number of buildings which constitute the Project increases or decreases, or if physical changes or additions or deletions are made to the Premises, Building or Project, including the Common Areas, or the configuration of any thereof, Landlord may at its discretion reasonably and equitably adjust Tenant’s Share of the Building or Project to reflect the change. Landlord’s determination of Tenant’s Share of the Building and of the Project, and whether any Operating Expenses are attributable to the Building or Project, shall be conclusive so long as it is reasonably and consistently applied. “Operating Expenses” shall mean all expenses and costs of every kind and nature which Landlord shall pay or become obligated to pay, because of or in connection with the ownership, management, maintenance, repair, replacement or operation of the Building or Project and its supporting amenities and facilities, all as determined by Landlord using sound accounting principles reasonably selected by Landlord and consistently applied, including, but not limited to, the following:
          (1) Real Property Taxes. All real property taxes and assessments, possessory interest taxes, sales taxes, personal property taxes, business or license taxes or fees, gross receipts taxes, license or use fees, excises, transit charges, and other impositions of any kind (including fees “in-lieu” or in substitution of any such tax or assessment) which are now or hereafter assessed, levied, charged or imposed by any public authority upon the Building or Project, its operations or the Rent (or any portion or component thereof, or the ownership, operation, or transfer thereof). Operating Expenses shall not include inheritance or estate taxes imposed upon or assessed against the interest of any person in the Project or any portion thereof, or taxes computed upon the basis of the net income of any owners of any interest in the Project or any portion thereof, transfer or franchise taxes. If it shall not be lawful for Tenant to reimburse Landlord for any such Real Property Taxes, the monthly rental payable to Landlord under this Lease shall be revised to net Landlord the same net rental after imposition of any such taxes by Landlord as would have been payable to Landlord prior to the payment of any such taxes.
          (2) Landlord Insurance. All insurance premiums and costs, including, but not limited to, any deductible amounts, premiums and other costs of insurance incurred by Landlord with respect to the Project or any portion thereof, including for the insurance coverage set forth in Section 6 herein. Notwithstanding the foregoing, Tenant’s Share of insurance deductibles shall not exceed $40,000.00 in the aggregate for any one event during any calendar year of the Term; provided, however, that the foregoing limitation on Tenant’s obligation to pay Tenant’s Share of insurance deductibles during the Term shall not apply to any event which results from the acts or omissions of Tenant or any Tenant Party.
          (3) Common Area Maintenance.
          (i) Repairs, replacements and general maintenance of and for the Building and Project and the Common Areas and amenities and facilities of and comprising the Building and Project, including, but not limited to, the roof, elevators, mechanical rooms, alarm systems, pest extermination, landscaped areas, parking and service areas, driveways, sidewalks, truck staging areas, rail spur areas, fire sprinkler systems, sanitary and storm sewer lines, utility services, heating/ventilation/air conditioning systems, electrical, mechanical or other systems, telephone equipment and wiring servicing, plumbing, lighting, and any other items or areas which affect the operation or appearance of the Building or Project. Repairs, replacements and general maintenance shall include the cost of any improvements made to or assets acquired for the Project or Building, such costs or allocable portions thereof to be amortized over the useful life of such improvements as reasonably determined by Landlord, together with interest on the unamortized balance at 10%, but in no event more than the maximum rate permitted by law, plus reasonable financing charges.
          (ii) Payment under or for any easement, license, permit, operating agreement, declaration, restrictive covenant, common area maintenance agreement or similar instrument relating to the Building or Project.
          (iii) All expenses and rental related to services and costs of supplies, materials and equipment, including, without limitation, security, fire and other alarm systems, janitorial services, window cleaning, elevator maintenance, Building exterior maintenance, landscaping and expenses related to the administration, management and operation of the Project, including without limitation salaries, wages and benefits (provided that if any employee performs services in connection with the Building and/or Project and other buildings, costs associated with such employee may be proportionately included in Operating Expenses based on the percentage of time such employee spends in connection with the operation, maintenance and management of the Building and/or Project, as applicable), management office rent, and fees for management and asset allocation, whether by Landlord or an independent contractor.
          (iv) The cost of supplying any services and utilities except to the extent paid directly by tenants of the Building or Project.
          (v) Legal expenses and the cost of audits by certified public accountants; provided, however, that Operating Expenses shall not include the cost of negotiating leases, collecting rents, evicting tenants nor shall it include costs incurred in legal proceedings with or against any tenant or to enforce the provisions of any lease.
          (vi) A sum payable to Landlord for administration and overhead in an amount equal to 5% of the Operating Expenses for the applicable year.
Notwithstanding anything to the contrary set forth herein, Operating Expenses shall not include the cost of providing tenant improvements or other specific costs incurred for the account of specific tenants of the Building or Project, including Tenant, the initial construction cost of the Building, or debt service on any mortgage or deed of trust recorded with respect to the Project other than pursuant to Section 5.4(a)(3)(i) above. The above enumeration of services and facilities shall not be deemed to impose an obligation on Landlord to make available or provide such services or facilities except to the extent if any that Landlord has specifically agreed elsewhere in this Lease to make the same available or provide the same. Without limiting the generality of the foregoing, Tenant acknowledges and agrees that it shall be responsible for providing adequate security for its use of the Premises, the Building and the Project and that Landlord shall have no obligation or liability with respect thereto.
The following items are also excluded from Operating Expenses:
(1)	Advertising and promotional expenditures.

(2)	Ground lease rental.

(3)	Attorneys’ fees, commissions, space planning fees, and other expenses incurred in connection with negotiations or disputes with prospective tenants or tenants or other occupants of the Building or Project.

(4)	The cost or expense of any services or benefits provided generally to other tenants in the Building or Project and not provided or available to Tenant.

(5)	Any cost or expense related to removal, cleaning, abatement or remediation of “Hazardous Materials” in or about the Building or Project, including, without limitation, Hazardous Materials in the ground water or soil, except to the extent such removal, cleaning, abatement or remediation is related to routine general repair and maintenance of the Building or Project.

(6)	Any expenses for which Landlord has received actual reimbursement (other than through Operating Expenses).

(7)	The cost of complying with any laws in effect (and as enforced) on the Commencement Date, provided that if any portion of the Building that was in compliance with all applicable Laws on the Commencement Date becomes out of compliance due to normal wear and tear, the cost of bringing such portion of the Building into compliance shall be included in Operating Expenses unless otherwise excluded pursuant to the terms hereof.

(8)	Costs incurred by Landlord for the repair of damage to the Building or Project, to the extent that Landlord is reimbursed for such costs by insurance proceeds, contractor warranties, guarantees, judgments or other third party sources.

(9)	Sums (other than management fees) paid to subsidiaries or other affiliates of Landlord for services on or to the Project, Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience.

(10)	Any fines, penalties or interest resulting from the gross negligence or willful misconduct of Landlord or its agents or employees.

(11)	Fines or penalties incurred as a result of violation by Landlord of any applicable Laws.

(12)	All costs of purchasing or leasing major sculptures, paintings or other major works or objects of art (as opposed to decorations purchased or leased by Landlord for display in the Common Areas of the Building or Project).

(13)	Depreciation; principal payments of mortgage and other non operating debts of Landlord.

(14)	All “tenant allowances”, “tenant concessions” and other costs or expenses incurred in fixturing, furnishing, renovating or otherwise improving, decorating or redecorating space for tenants or other occupants of the Building or Project, or vacant leaseable space in the Building or Project, except in connection with general maintenance and repairs provided to the tenants of the Building or Project in general.

(15)	To the extent any services (on a per square foot basis) are provided to a tenant or occupant of the Building at a level that is materially greater than the level at which such services are available to Tenant, the cost of providing such services at a level that is over and above the level available to Tenant shall be excluded from Operating Expenses.

(16)	Salaries or fringe benefits of employees above the grade of senior portfolio manager.

(17)	The cost of operating any commercial concession which is operated by Landlord in the Building or Project.

(18)	Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the Project (except as permitted herein).

(19)	Rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project.
          (b) During the last month of each fiscal year during the Term, or as soon thereafter as practicable, Landlord shall give Tenant written notice of Landlord’s estimated Operating Expenses (“Estimated Operating Expenses”) for the ensuing fiscal year. Tenant shall pay Tenant’s Share of the Estimated Operating Expenses in monthly installments in advance with installments of Base Rent for the fiscal year to which the Estimated Operating Expenses apply. If at any time during the course of the fiscal year, Landlord determines that Operating Expenses are projected to vary from the then Estimated Operating Expenses by more than 5%, Landlord may, by written notice to Tenant, revise the Estimated Operating Expenses for the balance of such fiscal year, and Tenant’s monthly installments for the remainder of such year shall be adjusted so that by the end of such fiscal year Tenant has paid to Landlord Tenant’s Share of the revised Estimated Operating Expenses for such year, such revised installment amounts to be Additional Rent for all purposes hereunder.
          (c) “Operating Expense Adjustment” means the difference between Estimated Operating Expenses and actual Operating Expenses for any fiscal year determined as hereinafter provided. Within 120 days after the end of each fiscal year, or as soon thereafter as practicable, Landlord shall deliver to Tenant a statement of actual Operating Expenses for the fiscal year just ended, accompanied by a computation of any Operating Expense Adjustment. If such statement shows that Tenant’s payment based upon Estimated Operating Expenses is less than Tenant’s Share of Operating Expenses, then Tenant shall pay to Landlord the difference within 20 days after receipt of such statement. If such statement shows that Tenant’s payments of Estimated Operating Expenses exceed Tenant’s Share of Operating Expenses, then (provided that Tenant is not in default under this Lease beyond any applicable notice and cure periods) Landlord shall, at Landlord’s election, either credit Tenant the amount of such overpayment against Tenant’s Share of Operating Expenses next becoming due or pay Tenant the difference within such 20 day period. The provisions of this Section 5.4 shall survive the expiration or sooner termination of this Lease. Landlord’s failure to provide any notices or statements within the time periods specified above shall in no way excuse Tenant from its obligation to pay Tenant’s Share of Operating Expenses.
          (d) If the Building is not at least 95% occupied during any calendar year or if Landlord is not supplying services to at least 95% of the total rentable square footage of the Building at any time during a calendar year, Operating Expenses shall, at Landlord’s option, be determined as if the Building had been 95% occupied and Landlord had been supplying services to 95% of the rentable square footage of the Building during that calendar year. Notwithstanding the foregoing, Landlord may calculate the extrapolation of Operating Expenses under this Section based on 100% occupancy and service so long as such percentage is used consistently for each year of the Term. The extrapolation of Operating Expenses under this Section shall be performed in accordance with the methodology specified by the Building Owners and Managers Association.
     5.5 Tenant Audit. Tenant, within 90 days after receiving Landlord’s statement of Operating Expenses, may give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records of the Operating Expenses for that calendar year to which the statement applies. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the management office for the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the state or commonwealth where the Project is located. In no event shall such CPA firm be paid on a contingency fee basis. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit. Within 30 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any objection to Landlord’s statement of Operating Expenses for that year. If Landlord and Tenant determine that Operating Expenses for the year in question were less than stated by more than 5%, Landlord, within 45 days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such review by Tenant in an amount not to exceed $3,500.00. If Tenant fails to give Landlord an Objection Notice within the 90 day period or fails to provide Landlord with a Review Notice within the 90 day period described above, Tenant shall be deemed to have approved Landlord’s statement of Operating Expenses and shall be barred from raising any claims regarding Operating Expenses for that year. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord’s records or to dispute any statement of Operating Expenses unless Tenant has paid and continues to pay all Rent when due and is not otherwise in default under the terms of this Lease.
     5.6 Base Rent Abatement. Notwithstanding anything in this Lease to the contrary, so long as Tenant is not in default under this Lease beyond any applicable notice and cure period, Tenant shall be entitled to an abatement of Base Rent with respect to the Premises, as originally described in this Lease, in the amount of $34,950.30 per month for the first 4 full calendar months of the Term (the “Abated Base Rent Period”). The maximum total amount of Base Rent abated with respect to the Premises in accordance with the foregoing shall equal $139,801.20 (the “Abated Base Rent”). If Tenant defaults under this Lease at any time during the Term and fails to cure such default within any applicable cure period under this Lease and Landlord terminates this Lease in accordance with Section 21.2, then all unamortized Abated Base Rent (i.e. based upon the amortization of the Abated Base Rent in equal monthly amounts, without interest, during the period commencing on the Commencement Date and ending on the original Expiration Date) shall immediately become due and payable. Only Base Rent shall be abated during the Abated Base Rent Period, and Tenant’s Share of Operating Expenses and all other Rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.
6. Insurance and Indemnification.
     6.1 Landlord’s Insurance. All insurance maintained by Landlord shall be for the sole benefit and under the control of Landlord. Landlord agrees to maintain property insurance insuring the Building against damage or destruction due to risk including fire, vandalism, and malicious mischief in an amount not less than the replacement cost thereof, in form and with deductibles and endorsements as selected by Landlord. At its election, Landlord may instead (but shall have no obligation to) obtain “All Risk” coverage and liability insurance, and may also obtain earthquake, pollution and/or flood insurance, and loss of rents coverage, in each case in amounts selected from time to time by Landlord. Landlord shall not be obligated to insure, and shall have no responsibility whatsoever for any damage to, any furniture, machinery, goods, inventory or supplies, or other personal property or fixtures which Tenant may keep or maintain in the Premises, or any Alterations (defined in Section 8.1) within the Premises.
     6.2 Tenant’s Insurance. Tenant shall procure at Tenant’s sole cost and expense and keep in effect from the date of this Lease and at all times during the Term the following:
          (a) Property and Business Interruption Insurance. Insurance on all personal property and fixtures of Tenant and all Alterations made by or for Tenant to the Premises, on an “All Risk” basis, insuring such property for the full replacement value of such property, and business interruption insurance with a limit of liability representing loss of at least 6 months of income and continuing expense.
          (b) Liability Insurance. Commercial General Liability insurance covering bodily injury (including death) and property damage liability occurring in or about the Premises or arising out of the use and occupancy of any part of the Premises or the Project, or any areas adjacent thereto, and the business operated by Tenant or by any other occupant of the Premises. Such insurance shall include liquor liability (if alcoholic beverages are used at any time at the Premises or Project by Tenant or any Tenant Party) and contractual liability coverage insuring all of Tenant’s indemnity obligations under this Lease. Such coverage shall have a minimum combined single limit of liability of at least $2,000,000, and a minimum general aggregate limit of at least $3,000,000. All such policies shall be endorsed to add Landlord and any party holding an interest to which this Lease may be subordinated as an additional insured, and shall provide that such coverage shall be “primary” and non-contributing with any insurance maintained by Landlord. All such insurance shall provide for the severability of interests of insureds, and shall be written on an “occurrence” basis.
          (c) Workers’ Compensation and Employers’ Liability Insurance. Workers’ Compensation insurance as required by any Applicable Requirement, and Employers’ Liability insurance in amounts not less than $1,000,000 each accident for bodily injury by accident; $1,000,000 policy limit for bodily injury by disease; and $1,000,000 each employee for bodily injury by disease.
          (d) Commercial Auto Liability Insurance. Commercial auto liability insurance with a combined limit of not less than $1,000,000 for bodily injury and property damage for each accident. Such insurance shall cover liability relating to any auto (including owned, hired and non-owned autos).

          (e) Alterations Requirements. In the event Tenant shall desire to perform any Alterations, Tenant shall deliver to Landlord, prior to commencing such Alterations (i) evidence satisfactory to Landlord that Tenant carries “Builder’s Risk” insurance covering construction of such Alterations in an amount and form approved by Landlord, and (ii) a lien and completion bond or other security in form and amount (and issued by an issuer) satisfactory to Landlord.
          (f) General Insurance Requirements. All coverages described in this Section 6.2 shall be endorsed to (i) provide Landlord with 30 days’ prior notice of cancellation or change in terms; and (ii) waive all rights of subrogation by the insurance carrier against Landlord. If at any time during the Term the amount or coverage of insurance which Tenant is required to carry under this Section 6.2 is, in Landlord’s reasonable judgment, materially less than the amount or type of insurance coverage typically carried by owners or tenants of properties located in the general area in which the Premises are located which are similar to and operated for similar purposes as the Premises or if Tenant’s use of the Premises should change with or without Landlord’s consent, Landlord shall have the right to require Tenant to increase the amount or change the types of insurance coverage required under this Section 6.2. All insurance policies required to be carried by Tenant under this Lease shall be written by companies rated A-VIII or better in “Best’s Insurance Guide” and authorized to do business in the State. In any event deductible amounts under all insurance policies required to be carried by Tenant under this Lease shall not exceed $10,000 per occurrence. Tenant shall deliver to Landlord on or before the Commencement Date, and thereafter at least 30 days before the expiration dates of the expired policies, certified copies of Tenant’s insurance policies, or a certificate evidencing the same issued by the insurer thereunder; and, if Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at Landlord’s option and in addition to Landlord’s other remedies in the event of a default by Tenant hereunder, procure the same for the account of Tenant, and the cost thereof (with interest thereon at the Default Rate, as defined in Section 21.4) shall be paid to Landlord as Additional Rent.
     6.3 Indemnification. Tenant shall indemnify, protect, defend by counsel reasonably acceptable to Landlord, and hold Landlord, and its directors, shareholders, partners, lenders, members, managers, contractors, affiliates and employees (collectively, “Landlord Entities”) harmless from and against any and all claims, liabilities, suits, losses, loss of rents, liens, damages, penalties, costs or expenses, including reasonable attorneys’ and consultants’ fees and court costs, demands, causes of action, or judgments, directly or indirectly relating to any Loss (defined in Section 6.4) occurring in the Premises or arising out of or asserted in connection with the use or occupancy of the Premises by Tenant or any Tenant Party, including, without limitation: (a) claims of injury to or death of persons or damage to property or business loss occurring in or resulting from the use or occupancy of the Premises, Building or Project, including the Common Areas, by Tenant or any Tenant Party, or from activities or failures to act of Tenant or any Tenant Party; (b) claims arising from work or labor performed, or for materials or supplies furnished to or at the request of Tenant in connection with performance of any work done for the account of Tenant within the Premises or Project; (c) claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease, including, without limitation, failure to comply with any Laws; and (d) claims arising from the negligence or intentional acts or omissions of Tenant or any Tenant Party. The foregoing indemnity by Tenant shall not be applicable to claims to the extent arising from the gross negligence or willful misconduct of Landlord. Landlord shall protect, indemnify and hold Tenant and each Tenant Party harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred for any damage to any property (including but not limited to property of Tenant) or any injury (including but not limited to death) to any person occurring in, on or about the Common Areas of the Building to the extent that such injury or damage shall be caused by or arise from the gross negligence or willful misconduct of Landlord or any of Landlord’s agents or employees. The provisions of this Section 6 shall survive the expiration or earlier termination of this Lease.
     6.4 Waiver of Subrogation. Landlord and Tenant each waives any claim, loss or cost it might have against the other for damage to or theft, destruction, loss of use of any property, business or other loss (a “Loss”), to the extent the same is insured against (or is required to be insured against under the terms hereof) under any property damage insurance policy covering the Building, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, business or any contents thereof, regardless of whether the negligence of the other party caused such Loss.
     6.5 Exemption of Landlord Entities from Liability. Landlord and the Landlord Entities shall not be liable to Tenant and Tenant hereby waives all claims against Landlord or any Landlord Entities for injury or death to any person or damage to any property or business or any other Loss in or about the Premises, Building or Project by or from any cause whatsoever (other than to the extent of Landlord’s or any Landlord Entity’s gross negligence or willful misconduct) and, without limiting the generality of the foregoing, whether caused by the condition of the Premises, Building or Project, water leakage of any character from the roof, walls, basement or other portion of the Premises, Building or Project, any defect, leak or backing up in or of any equipment or pipes, wind or weather, or by gas, fire, oil or electricity in, on or about the Premises, Building or Project, acts of God or of third parties, or any matter outside of the reasonable control of Landlord.
7. Repairs and Maintenance.
     7.1 Landlord’s Obligation. Subject to the provisions of Section 4 (Use), Section 7.2 (Tenant’s Obligations), Section 18 (Condemnation) and Section 19 (Damage or Destruction), Landlord shall maintain in good repair, reasonable wear and tear excepted, (a) structural elements of the Building; (b) mechanical, electrical, plumbing and fire/life safety systems serving the Building in general; (c) Common Areas; (d) roof of the Building; (e) exterior windows of the Building; and (f) elevators serving the Building, if any. Any damage caused by or repairs necessitated by any negligence or act of Tenant or any Tenant Party may be repaired by Landlord at Landlord’s option and Tenant’s expense. Landlord’s liability with respect to any defects, repairs, or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance, and there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of repairs, alterations or improvements in or to any portion of the Premises, the Building or the Common Areas or to fixtures, appurtenances or equipment in the Building or the Common Areas, except as provided in

Section 19. Except in emergency situations, as determined by Landlord, Landlord shall exercise reasonable efforts to perform any repairs pursuant to this Section in a manner that is reasonably designed to minimize interference with the operation of Tenant’s business in the Premises. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, or any similar or successor Laws now or hereinafter in effect. Notwithstanding the foregoing, if as a result of Landlord’s gross negligence or willful misconduct in the performance of any of its obligations pursuant to this Section the Premises, or a material portion of the Premises, are made untenantable for a period in excess of 7 consecutive business days solely as a result of an interruption, diminishment or termination of any of the Building services or utilities (a “Service Failure”) and such Service Failure is otherwise reasonably within the control of Landlord to correct, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Base Rent and Tenant’s Share of Operating Expenses payable hereunder during the period beginning on the 8th consecutive business day of the Service Failure and ending on the day the interrupted service has been restored. If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated.
     7.2 Tenant’s Obligations. Tenant shall promptly provide Landlord with notice of any such conditions that are dangerous or in need of maintenance or repair. Tenant shall, at its sole cost and expense, promptly perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under Section 7.1, and shall keep the Premises, including without limitation, all glass, windows, doors, door locks, signs, walls, including demising walls, and wall finishes, floors and floor covering, heating, ventilating and air conditioning systems, ceiling insulation, hardware, dock bumpers, plumbing work and fixtures, downspouts, entries, skylights, smoke hatches, roof vents, electrical and lighting systems, and fire sprinklers in or about the Premises, in good condition and repair, reasonable wear and tear excepted. Tenant shall also perform, at Tenant’s expense, regular removal of trash and debris. Tenant shall, at Tenant’s own expense, enter into a regularly scheduled preventative maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within or serving the Premises. The maintenance contractor and the contract must be approved by Landlord. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective and a copy thereof delivered to Landlord within 30 days after the date of this Lease. If Tenant fails to enter into such a contract within the required time period, Landlord may, upon notice to Tenant, enter into such a service contract on behalf of Tenant or perform the work and in either case charge Tenant the cost thereof along with a reasonable amount for Landlord’s overhead not to exceed 5% of the cost of the contract. If Tenant fails to make any repairs to the Premises for more than 15 days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to 5% of the cost of the repairs.
8. Alterations.
     8.1 Landlord’s Consent.
          (a) Tenant shall not make, or allow to be made, any alterations, physical additions, improvements or partitions, or attach or install or allow to be attached or installed any fixtures or equipment, including, without limitation, electronic, phone and data cabling and related wiring and equipment, in, about or to the Premises (collectively, “Alterations”) without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed with respect to proposed Alterations which: (1) comply with all Laws; (2) are, in Landlord’s reasonable opinion, compatible with the Building and the Project and its mechanical, plumbing, electrical, heating/ventilation/air conditioning systems, and will not cause the Building or Project or such systems to be required to be modified to comply with any Laws (including, without limitation, the ADA); and (3) will not unreasonably interfere with the use and occupancy of any other portion of the Building or Project by any other tenant or occupant. Specifically, but without limiting the generality of the foregoing, Landlord shall have the right of written consent for all plans and specifications for the proposed Alterations, construction means and methods, all appropriate permits and licenses, any contractor or subcontractor to be employed on the work of Alterations, and the time for performance of such work, and may impose reasonable rules and regulations for contractors and subcontractors performing such work. Tenant shall also supply to Landlord any documents and information reasonably requested by Landlord in connection with Landlord’s consideration of a request for approval hereunder. Tenant shall cause all Alterations to be accomplished in a first-class, good and workmanlike manner, and to comply with all Laws and Section 22 hereof. Tenant shall at Tenant’s sole expense, perform any additional work required under Laws, whether to the Premises or Building, due to the Alterations hereunder. No review or consent by Landlord of or to any proposed Alteration or additional work shall constitute a waiver of Tenant’s obligations under this Section 8. Tenant shall reimburse Landlord for all reasonable costs which Landlord may incur in connection with granting approval to Tenant for any such Alterations, including any costs or expenses which Landlord may incur in electing to have outside architects and engineers review said plans and specifications, and shall pay Landlord an administration fee of 5% of the cost of the Alterations as Additional Rent hereunder. Tenant shall be allowed to perform the Tenant Work in accordance with the terms of Exhibit C-1 and this Section 8. In addition, Tenant shall have the right to perform, with prior written notice to but without Landlord’s consent, any Alteration that satisfies all of the following criteria (a “Cosmetic Alteration”): (i) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (ii) is not visible from the exterior of the Premises or Building; (iii) will not affect the systems or structure of the Building; (iv) costs less than $25,000.00 in the aggregate during any 12 month period of the Term of this Lease; and (v) does not require work to be performed inside the walls or above the ceiling of the Premises. However, even though consent is not required, the performance of Cosmetic Alterations shall be subject to all of the other provisions of this Section 8.
          (b) All Alterations shall remain the property of Tenant until the expiration or earlier termination of this Lease, at which time they shall be and become the property of Landlord; provided, however, that Landlord may, at Landlord’s option, require that Tenant, at Tenant’s expense, remove any or all Alterations made by or on behalf of Tenant and restore the Premises by the expiration or earlier termination of this Lease, to their condition existing prior to the construction of any such Alterations. All such removals and restoration shall be accomplished in a first-class and good and workmanlike manner and Tenant shall repair any resulting damage to the Premises or Project. If Tenant fails to remove such Alterations or Tenant’s trade fixtures or furniture or other personal property, Landlord may keep and use them or remove any of them and cause them to be stored or sold in accordance with applicable law, at Tenant’s sole expense.
          (c) Tenant shall pay prior to delinquency any taxes, fees or charges imposed upon, levied with respect to or assessed against its fixtures or personal property, or the value of any Alterations within the Premises, or any increase in any of the foregoing based on such Alterations. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.
          (d) Notwithstanding anything to the contrary contained herein, so long as Tenant’s written request for consent for a proposed Alteration contains the following statement in large, bold and capped font “PURSUANT TO SECTION 8 OF THE LEASE, IF LANDLORD CONSENTS TO THE SUBJECT ALTERATION, LANDLORD SHALL NOTIFY TENANT IN WRITING WHETHER OR NOT LANDLORD WILL REQUIRE SUCH ALTERATION TO BE REMOVED AT THE EXPIRATION OR EARLIER TERMINATION OF THE LEASE.”, at the time Landlord gives its consent for any Alterations, if it so does, Tenant shall also be notified whether or not Landlord will require that such Alteration be removed upon the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary contained in this Lease, at the expiration or earlier termination of this Lease and otherwise in accordance with Section 31 hereof, Tenant shall be required to remove all Alterations made to the Premises except for any such Alterations which Landlord expressly indicates or is deemed to have indicated shall not be required to be removed from the Premises by Tenant. If Tenant’s written notice strictly complies with the foregoing and if Landlord fails to so notify Tenant whether Tenant shall be required to remove the subject Alterations at the expiration or earlier termination of this Lease, it shall be assumed that Landlord shall require the removal of the subject Alterations.
     8.2 Recorded Notices. Tenant shall give Landlord 10 days’ prior written notice of the expected commencement date of any construction to permit Landlord to post and record a notice of non-responsibility as provided in Section 22. Upon substantial completion of construction, if the law so provides, Tenant shall cause a timely notice of completion to be recorded in the office of the recorder of the county in which the Building is located.
9. Signs. Tenant shall not place, install, affix or paint any signs whatsoever or any window decor which is visible in or from public view or corridors, in or on the Common Areas, the exterior of the Premises or the Building without Landlord’s prior written approval. Any installation of signs on or about the Premises or Project shall be subject to any Laws and to the Rules and Regulations any other requirements imposed by Landlord. Tenant shall remove all such signs by the expiration or any earlier termination of this Lease, and Tenant shall repair any injury or defacement including without limitation discoloration caused by such installation or removal.
10. Inspection/Posting Notices. After reasonable notice, except in emergencies where no such notice shall be required, Landlord and Landlord’s agents and representatives, shall have the right to enter the Premises to inspect the same, to clean, to perform such work as may be permitted or required hereunder, to make repairs, improvements or alterations to the Premises, Building or Project, to other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord’s interest in the Building or Project, to exhibit the Premises to present or prospective tenants, purchasers, or lenders, to conduct Landlord’s environmental monitoring and insurance program, to inspect the condition of the Premises and verify compliance by Tenant with this Lease and all Laws or for any other purpose as Landlord may deem necessary or desirable; provided, however, that Landlord shall use reasonable efforts not to unreasonably interfere with Tenant’s business operations. Tenant shall not be entitled to any abatement of Rent by reason of the exercise of any such right of entry. Except as expressly provided herein, Tenant waives any claim for damages for any injury or inconvenience to or interference with Tenant’s or any Tenant Party’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. Landlord shall at all times have and retain a key (or electronic access device) with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof.
11. Services and Utilities.
     11.1 Services and Utilities Provided. Tenant shall (where practicable) contract for and pay directly when due, for all water, gas, heat, air conditioning, light, power, telephone, sewer, sprinkler charges, cleaning, waste disposal and other utilities and services used on or from the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and maintenance charges for utilities and shall furnish all electric light bulbs, ballasts and tubes. If any such services are not separately billed or metered to Tenant, Tenant shall pay within 5 days of Landlord’s demand, an equitable proportion, as determined in good faith by Landlord, of all charges billed or metered with other premises. The charge shall be at the rates charged for such services by the local public utility. Tenant shall be responsible for providing janitorial service for the Premises at its sole cost and expense, and Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide janitorial service to the Premises. The janitorial services shall be performed by Tenant’s employees or a bonded union janitorial contractor, which contractor (if applicable) shall be reasonably approved by Landlord. Tenant shall comply with all rules and regulations which Landlord may reasonably establish for the proper functioning and protection of any common systems of the Building. Landlord’s failure to furnish, or any interruption, diminishment or termination of, services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, utility interruptions or the occurrence of an event of force majeure described in Section 30, shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. Landlord shall use, reasonable efforts to remedy any interruption in the furnishing of services and utilities.

     11.2 Excess Usage. Wherever heat-generating machines or equipment are used by Tenant in the Premises which affect the temperature otherwise maintained by the air conditioning system or Tenant allows occupancy of the Premises by more persons than the heating and air conditioning system is designed to accommodate, in either event whether with or without Landlord’s approval, Landlord reserves the right to install supplementary heating and/or air conditioning units in or for the benefit of the Premises and the cost thereof, including the cost of installation and the cost of operations and maintenance, shall be paid by Tenant to Landlord within 5 days of Landlord’s demand.
12. Subordination. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be and is hereby declared to be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises and/or the land upon which the Premises and Project are situated, or both; and (b) any mortgage or deed of trust which may now exist or be placed upon the Building, the Project and/or the land upon which the Premises or the Project are situated, or said ground leases or underlying leases, or Landlord’s interest or estate in any of said items which is specified as security (each, a “Security Instrument”). Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord provided that Tenant shall not be disturbed in its possession under this Lease by such successor in interest so long as Tenant is not in default under this Lease beyond any applicable notice and cure periods. Within 10 days after request by Landlord, Tenant shall execute and deliver any additional documents evidencing Tenant’s attornment or the subordination of this Lease with respect to any such ground leases or underlying leases or any such mortgage or deed of trust, in the form requested by Landlord or by any ground landlord, mortgagee, or beneficiary under a deed of trust (each, a “Holder”), subject to such nondisturbance requirement. If requested in writing by Tenant, Landlord shall use commercially reasonable efforts to obtain a subordination, nondisturbance and attornment agreement for the benefit of Tenant reflecting the foregoing from any ground landlord, mortgagee or beneficiary, at Tenant’s expense, subject to such other terms and conditions as the ground landlord, mortgagee or beneficiary may require.
13. Financial Statements. At the request of Landlord from time to time, Tenant shall provide to Landlord, within 10 days after Landlord’s request, Tenant’s and any guarantor’s current financial statements or other information discussing financial worth of Tenant and any guarantor, which Landlord shall use solely for purposes of this Lease and in connection with the ownership, management, financing and disposition of the Project. Notwithstanding the foregoing, Landlord shall not request financial statements more than once in each consecutive one (1) year period during the Term unless (i) Tenant is in default beyond any applicable notice and cure period, (ii) Landlord reasonably believes that there has been an adverse change in Tenant’s financial position since the last financial statement provided to Landlord, or (iii) requested (a) in connection with a proposed sale or transfer of the Building by Landlord, or (b) by an investor of Landlord, any Landlord Entities or any lender or proposed lender of Landlord or any Landlord Entities.
14. Estoppel Certificates. Tenant agrees from time to time, within 10 days after request of Landlord, to deliver to Landlord, or Landlord’s designee, an estoppel certificate stating that this Lease is in full force and effect, that this Lease has not been modified (or stating all modifications, written or oral, to this Lease), the date to which Rent has been paid, the Term of this Lease, that there are no current defaults by Landlord or Tenant under this Lease (or specifying any such defaults), that the leasehold estate granted by this Lease is the sole interest of Tenant in the Premises and/or the land on which the Premises are situated, and such other matters pertaining to this Lease as may be reasonably requested by Landlord or any present or prospective lender or purchaser of the Building or Project or any interest therein. Tenant agrees that if Tenant fails to execute and deliver such certificate within such 10 day period, Landlord may execute and deliver such certificate on Tenant’s behalf and that such certificate shall be binding on Tenant. Landlord and Tenant intend that any statement delivered pursuant to this Section may be relied upon by any present or prospective lender or purchaser of the Building or Project or any interest therein.
15. Security Deposit. Tenant agrees to deposit with Landlord upon execution of this Lease, a security deposit, if any, as stated in the Basic Lease Information (the “Security Deposit”), which sum shall be held and owned by Landlord, without obligation to pay interest, as security for the performance of Tenant’s covenants and obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of damages incurred by Landlord in case of Tenant’s default. Upon the occurrence of any Event of Default by Tenant, Landlord may from time to time, without prejudice to any other remedy provided herein or by law, use such fund as a credit to the extent necessary to credit against any arrears of Rent or other payments due to Landlord hereunder, and any other damage, injury, expense or liability caused by such event of default, and Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of such deposit shall be returned by Landlord to Tenant at such time after termination of this Lease that all of Tenant’s obligations under this Lease have been fulfilled, reduced by such amounts as may be required by Landlord to remedy defaults on the part of Tenant in the payment of Rent or other obligations of Tenant under this Lease, to repair damage to the Premises, Building or Project caused by Tenant or any Tenant’s Parties and to clean the Premises. Landlord is hereby granted a security interest in the Security Deposit in accordance with applicable provisions of the California Commercial Code. Landlord may use and commingle the Security Deposit with other funds of Landlord. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of any Laws, now or hereinafter in force, which restricts the amount or types of claim that a landlord may make upon a security deposit or imposes upon a landlord (or its successors) any obligation with respect to the handling or return of security deposits.
16. Limitation of Liability. The obligations and liability of Landlord to Tenant under the terms of this Lease are not personal obligations of Landlord or any Landlord Entities, and Tenant agrees to look solely to Landlord’s interest in the Building for the recovery of any amount from Landlord, and shall not look to other assets of Landlord nor seek recourse against the assets of any Landlord Entities. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, mortgage or deed of trust on the Building. Under no circumstances shall Tenant have the right to offset against or recoup Rent or other payments due and to become due to

Landlord hereunder except as expressly provided in this Lease, which Rent and other payments shall be absolutely due and payable hereunder in accordance with the terms hereof. In no case shall Landlord be liable to Tenant for any lost profits, damage to business, or any form of special, indirect or consequential damage on account of any negligence of Landlord or breach of this Lease or otherwise, notwithstanding anything to the contrary contained in this Lease.
17. Assignment and Subletting.
     17.1 Landlord’s Consent Required.
          (a) Tenant shall not assign, transfer or pledge this Lease or sublet the Premises or any part or interest thereof, or grant any license or concession or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, or suffer or permit any such assignment, transfer, pledge, license, concession, subleasing or occupancy (each, a “Transfer”), in each case whether directly or indirectly, voluntarily or by operation of law, without Landlord’s prior written consent in each instance, except as expressly provided herein. At least 20 days prior to the anticipated effective date of a proposed Transfer, Tenant shall give Landlord written notice together with all information reasonably requested by Landlord to address Landlord’s decision criteria specified hereinafter, including, without limitation, a written description of all terms and conditions of the proposed Transfer, of all consideration therefor, copies of the proposed documentation effecting such Transfer, and any information requested by Landlord relating to the proposed transferee, its proposed use of the Premises (including, without limitation, any proposed use of Hazardous Materials), and credit information (collectively, the “Transfer Notice”). Landlord shall notify Tenant in writing, within 10 days after receipt of the Transfer Notice, that Landlord elects either: (i) to terminate this Lease as to the space so affected as of the date such transfer is proposed to be effective (or if no date is proposed, within 45 days after Landlord’s receipt of the Transfer Notice); or (ii) to consent to the proposed Transfer, subject, however, to Landlord’s prior written consent of the proposed assignee or subtenant and of any related documents or agreements associated with the proposed Transfer as provided herein. Notwithstanding the above, Tenant, within 5 days after receipt of Landlord’s notice of intent to terminate, may withdraw its request for consent to the Transfer. In that event, Landlord’s election to terminate this Lease shall be null and void and of no force and effect. If Landlord should fail to notify Tenant in writing of such election within said period, Landlord shall be deemed to have waived option (i) above, but written consent by Landlord shall still be required. If Landlord does not exercise option (i) above, Landlord’s consent to a proposed Transfer shall not be unreasonably withheld. Consent to any Transfer shall not constitute consent to any subsequent Transfer.
          (b) Without limiting the other instances in which it may be reasonable for Landlord to withhold Landlord’s consent to a Transfer, it shall be reasonable for Landlord to withhold Landlord’s consent in the following instances, as determined by Landlord in good faith: (i) if the proposed assignee does not agree to execute and deliver to Landlord an assumption agreement, whereby the proposed assignee agrees to be bound by and assume the obligations of Tenant under this Lease in the case of an assignment, or consent agreement in the case of a sublease, or any guarantor of this Lease does not consent to the proposed Transfer, in each case in form and substance reasonably satisfactory to Landlord; (ii) the use of the Premises by the proposed assignee or subtenant would not be a Permitted Use or would violate any exclusivity or other arrangement which Landlord has with any other tenant or occupant or any Applicable Requirement or would increase the occupancy or parking density of the Building or Project, as reasonably determined by Landlord, or would otherwise result in an undesirable tenant mix for the Building or Project, as reasonably determined by Landlord; (iii) the proposed assignee or subtenant has a net worth that is less than Tenant’s net worth as of the date of this Lease; (iv) the proposed assignee or subtenant is a governmental agency; (v) the proposed assignee or subtenant does not have a good reputation as a tenant of property or a good business reputation; (vi) the proposed assignee or subtenant, or any affiliate thereof, is a person with whom Landlord is negotiating to lease space in the Project or is a present tenant of the Project; (vii) the assignment or subletting would entail any Alterations which would lessen (other than a de minimus amount) the value of the leasehold improvements in the Premises or use of any Hazardous Materials or other noxious use or use which may unreasonably disturb other tenants of the Project; or (viii) there is then an uncured Event of Default by Tenant under this Lease, or Tenant has defaulted beyond any applicable notice and cure period under this Lease on 2 or more occasions during any 12 month period preceding the date that Tenant requests consent. Failure by or refusal of Landlord to consent to a proposed assignee or subtenant shall not cause a termination of this Lease. In the event of any claim by Tenant that Landlord has breached its obligations under this Section 17.1, Tenant’s remedies shall be limited to recovery of its out-of-pocket damages and injunctive relief. Upon a termination under Section 17.1(a)(i), Landlord may lease the Premises to any party, including parties with whom Tenant has negotiated an assignment or sublease, without incurring any liability to Tenant. At the option of Landlord, a surrender and termination of this Lease shall operate as an assignment to Landlord of some or all subleases or subtenancies. Landlord shall exercise this option by giving notice of that assignment to such subtenants on or before the effective date of the surrender and termination. In connection with each request for consent to a Transfer other than a Permitted Sublease (defined below), Tenant shall pay to Landlord (the “Review Reimbursement”) all out-of-pocket costs incurred by Landlord or any Holder in approving such request and effecting such Transfer, including, without limitation, reasonable attorneys’ fees. Notwithstanding the foregoing, provided that neither the Tenant nor the proposed transferee requests any changes to this Lease or Landlord’s standard form of consent (other than minor and immaterial changes) in connection with the proposed Transfer, the Review Reimbursement payable by Tenant to Landlord pursuant to this Section shall not exceed $1,500.00 for such proposed Transfer. Any Transfer which conflicts with the provisions hereof shall constitute an Event of Default hereunder and shall be void.
     17.2 Bonus Rent. Subject to Section 17.1, and notwithstanding any Landlord consent to the proposed Transfer, any Rent or other consideration realized by Tenant (or any affiliate thereof) for the Transfer in excess of the Rent payable hereunder (with respect to the space affected by the Transfer), after deducting any reasonable brokerage commissions, legal fees and leasehold improvement costs (amortized on a straight-line basis over the remaining Term or, in the case of a sublease, over the term of the sublease incurred by Tenant), shall be divided and paid immediately upon receipt thereof 50% to Landlord and 50% to Tenant. In any subletting or assignment undertaken by Tenant, Tenant shall use commercially efforts to obtain the maximum rental amount available in the marketplace for comparable space available for primary leasing.

     17.3 Change in Control. A transfer by sale, assignment, bequest, inheritance, operation of law or other disposition of shares or other ownership interests (including such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceedings, but excluding a transfer of shares in a corporation whose stock is publicly traded) resulting in a change in control or voting control, or a change in 25% or more in the aggregate in any 12 month period of the beneficial ownership interests, or a transfer of all or substantially all of the assets of Tenant, shall constitute a Transfer for purposes of this Lease.
     17.4 No Release of Liability. No Transfer by Tenant, permitted or otherwise, shall relieve Tenant of any obligation under this Lease or any guarantor of this Lease of any liability under its guaranty or alter the primary liability of the Tenant named herein for the payment of Rent or for the performance of the other obligations of Tenant under this Lease, but rather Tenant and its transferee shall be jointly and severally liable for all obligations under this Lease allocable to the space subject to such Transfer. Landlord may collect rent or other amounts or any portion thereof from any assignee, subtenant, or other occupant of the Premises, permitted or otherwise, and apply the net rent collected to the Rent payable hereunder, but no such collection shall be deemed to be a waiver of this Section 17, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of the obligations of Tenant under this Lease or of any guarantor of this Lease of any liability under its guaranty.
     17.5 Permitted Transfer. So long as Tenant is not entering into the Permitted Transfer (as defined below) for the purpose of avoiding or otherwise circumventing the remaining terms of this Section 17, Tenant may assign its entire interest under this Lease, without the consent of Landlord, to (a) Guarantor or to an affiliate, subsidiary, or parent of Tenant, or a corporation, partnership or other legal entity wholly owned by Tenant (collectively, an “Affiliated Party”), or (b) a successor to Tenant by purchase, merger, consolidation or reorganization, provided that all of the following conditions are satisfied (each such transfer a “Permitted Transfer” and any such assignee or sublessee of a Permitted Transfer, a “Permitted Transferee”): (i) Tenant is not in default under this Lease beyond any applicable notice and cure period; (ii) the Permitted Use does not allow the Premises to be used for retail purposes; (iii) Tenant shall give Landlord written notice at least 30 days prior to the effective date of the proposed Permitted Transfer; (iv) with respect to a proposed Permitted Transfer to an Affiliated Party other than Guarantor, Tenant continues to have a net worth equal to or greater than Tenant’s net worth at the date of this Lease; and (v) with respect to a purchase, merger, consolidation or reorganization or any Permitted Transfer which results in Tenant ceasing to exist as a separate legal entity, (A) Tenant’s successor shall own all or substantially all of the assets of Tenant, and (B) Tenant’s successor shall have a net worth which is at least equal to the greater of Tenant’s net worth at the date of this Lease or Tenant’s net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization. Tenant’s notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement. As used herein, (1) “parent” shall mean a company which owns a majority of Tenant’s voting equity; (2) “subsidiary” shall mean an entity wholly owned by Tenant or at least 51% of whose voting equity is owned by Tenant; and (3) “affiliate” shall mean an entity controlled, controlling or under common control with Tenant.
     17.6 Permitted Sublease. Notwithstanding anything herein to the contrary, during the Term, Tenant shall have the right to sublet all or a portion of the Premises, with not less than 10 days prior written notice to but without the prior consent of Landlord (the “Permitted Sublease”) to Guarantor (the “Permitted Subtenant”), as subtenant, provided that: (i) on or before the effective date of such Permitted Sublease, Tenant provides Landlord with a copy of the fully executed sublease agreement for the Permitted Sublease, which shall be in a form reasonably acceptable to Landlord and Tenant and Guarantor duly executes and delivers to Landlord Landlord’s consent to sublease agreement on the form attached hereto as Exhibit J; and (ii) Guarantor will use the Premises solely for the Permitted Use and no other use whatsoever. In no event shall a Permitted Sublease release Guarantor or modify Guarantor’s obligations under the terms of the Guaranty and any release of Guarantor shall only occur if the conditions for any early termination of the Guaranty expressly set forth in the Guaranty are fully satisfied.
18. Condemnation. Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi public use under Law, by eminent domain or private purchase in lieu thereof (a “Taking”) and such Taking would have a material adverse effect on Tenant’s ability to profitably operate its business for the Permitted Use in the Premises. Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Property which would have a material adverse effect on Landlord’s ability to profitably operate the remainder of the Building. The terminating party shall provide written notice of termination to the other party within 45 days after it first receives notice of the Taking. The termination shall be effective on the date the physical taking occurs. If this Lease is not terminated, Base Rent and Tenant’s Share shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds is expressly waived by Tenant, however, Tenant may file a separate claim for Tenant’s Property and Tenant’s reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord’s award. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure, or any similar or successor Laws
19. Damage or Destruction.
     19.1 Notices. If the Premises or Building should be damaged or destroyed by fire or other casualty (collectively, “Casualty”), Tenant shall give immediate written notice thereof to Landlord. Within 60 days after Landlord’s receipt of such notice, Landlord shall notify Tenant whether or not in Landlord’s commercially reasonable estimation, based on an estimate prepared by a general contractor selected by Landlord stating the amount of time required using standard working methods to Substantially Complete the repair and restoration of the Premises and any Common Areas necessary to provide access to the Premises (the “Completion Estimate”), material restoration of the Premises can reasonably be completed within 180 days from the date of such notice and receipt of required permits for such restoration, which notice shall include a copy of the Completion Estimate. Landlord’s determination shall be binding on Tenant.
     19.2 Within 180 Days. If the Premises or Building should be damaged by Casualty to such extent that material restoration can in Landlord’s commercially reasonable estimation (based on the Completion Estimate) be reasonably completed within such 180 day period, this Lease shall not terminate. Provided that sufficient insurance proceeds are received by Landlord to fully repair the damage, Landlord shall proceed to rebuild and repair the Premises. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be abated proportionately to the extent of rental abatement insurance proceeds received by Landlord.
     19.3 Greater Than 180 Days. If the Premises or Building should be damaged by Casualty to such extent that material restoration cannot in Landlord’s commercially reasonable estimation (based on the Completion Estimate) be reasonably completed within such 180 day period, then Landlord shall have the option of either: (1) terminating this Lease effective upon the date of the occurrence of such damage, in which event the Rent shall be abated during the unexpired portion of this Lease; or (2) electing to rebuild or repair the Premises. Landlord shall notify Tenant of its election within 30 days after Landlord’s receipt of notice of the damage or destruction. If a material portion of the Premises is damaged by Casualty to such extent that material restoration cannot in Landlord’s commercially reasonable estimation (based on the Completion Estimate) be reasonably completed within such 180 day period, Tenant shall have the option of terminating this Lease by so notifying Landlord within 30 days after Tenant’s receipt of Landlord’s notice to such effect.
     19.4 Tenant’s Fault. Notwithstanding anything herein to the contrary, if the Premises or any other portion of the Building are damaged by Casualty resulting from the fault, negligence, or breach of this Lease by Tenant or any Tenant Party, Tenant shall not have any right to terminate this Lease, Rent shall not be abated or diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds received by Landlord.
     19.5 Insurance Proceeds. Notwithstanding anything herein to the contrary, if the cost of restoration of the Premises or Building is not fully covered by insurance proceeds or payments from tenants received by Landlord or if the Holder of any Security Instrument requires that the insurance proceeds be applied to the indebtedness secured thereby, then in either case Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within 30 days after the date of notice to Landlord that the damage or destruction is not fully covered by insurance or such requirement is made by any such Holder, as the case may be, whereupon this Lease shall terminate.
     19.6 Waiver. This Section 19 shall be Tenant’s sole and exclusive remedy in the event of damage or destruction to the Premises or the Building. As a material inducement to Landlord entering into this Lease, Tenant hereby waives any rights it may have under Sections 1932, 1933(4), 1941 or 1942 of the Civil Code of California with respect to any destruction of the Premises, Landlord’s obligation for tenantability of the Premises and Tenant’s right to make repairs and deduct the expenses of such repairs, or under any similar law, statute or ordinance now or hereafter in effect.
     19.7 Tenant’s Personal Property. In the event of any damage or destruction of the Premises or the Building, Landlord shall not be liable for or be required to repair any injury or damage to, or to rebuild or make any repairs to or replacements of, Tenant’s or any Tenant Party’s furniture, equipment, fixtures or other personal property or any Alterations made to the Premises by Tenant or paid for by Tenant.
20. Holding Over. If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance. Tenant’s occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover. No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover and Tenant fails to vacate the Premises within 20 days after notice from Landlord, Tenant shall be liable for all damages that Landlord suffers from the holdover.
21. Default.
     21.1 Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” on the part of Tenant:
          (a) Abandonment or vacation of the Premises.
          (b) Failure to pay any installment of Rent or any other amount due and payable hereunder upon the date when said payment is due where such failure shall continue for a period of 3 days following receipt of written notice thereof by Landlord to Tenant.
          (c) Failure to deliver any certificate, document, or instrument described in Sections 6, 12 or 14 within the time periods required thereunder where such failure shall continue for a period of 3 days following receipt of written notice thereof by Landlord to Tenant, or any holdover beyond the expiration or termination of this Lease unless expressly consented to in writing by Landlord.

          (d) The existence of a hazardous situation or threat to health or safety due to the intentional or negligent acts or omissions of Tenant or any Tenant Party.
          (e) Failure to perform any obligation, agreement or covenant under this Lease (other than those matters specified in any other subparagraph of this Section 21), such failure continuing for 20 days after delivery of written notice of such failure (except where a shorter period of time is specified in this Lease in which case such shorter period shall apply); provided, however, if Tenant’s failure to perform cannot reasonably be cured within such 20-day period, Tenant shall be allowed additional time (not to exceed 60 days) as is reasonably necessary to cure the failure so long as: (1) Tenant commences to cure the failure within such 20-day period, and (2) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with this Lease.
          (f) The occurrence of any of the following: (i) a general assignment by Tenant for the benefit of creditors; (ii) the filing of any voluntary petition in bankruptcy by Tenant or any general partner of Tenant, or the filing of an involuntary petition by Tenant’s creditors which involuntary petition remains undischarged for a period of 60 days; (iii) the employment of a receiver to take possession of substantially all of Tenant’s assets or the Premises, if such appointment remains undismissed or undischarged for a period of 60 days after the order therefore; (iv) the attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or Tenant’s leasehold of the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of 60 days after the levy thereof; (v) the admission by Tenant in writing of its inability to pay its debts as they become due.
          (g) The default of any guarantor under any guaranty of this Lease, the attempted repudiation or revocation of any such guaranty, or the participation by any such guarantor in any other event described in this Section 21 (as if this Section 21 referred to such guarantor in place of Tenant).
          (h) Any release or use of any Hazardous Substance in violation of any Laws or this Lease by reason of the acts or omissions of Tenant or any Tenant Party.
          (i) Any other event, act or omission which any other provision of this Lease identifies as an Event of Default.
     21.2 Remedies.
          (a) Termination. In the event of the occurrence of any Event of Default, Landlord shall have the right to give a written termination notice to Tenant, and on the date specified in such notice, Tenant’s right to possession shall terminate, and this Lease shall terminate unless on or before such date all Rent in arrears and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other events of default of this Lease by Tenant at the time existing shall have been fully remedied to the reasonable satisfaction of Landlord. At any time after such termination, Landlord may recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, including any subtenant or subtenants notwithstanding Landlord’s consent to any sublease, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by any reason of Tenant’s default or of such termination. Landlord hereby reserves the right, but shall not have the obligation, to recognize the continued possession of any subtenant. The delivery or surrender to Landlord by or on behalf of Tenant of keys, entry codes, or other means to bypass security at the Premises shall not terminate this Lease.
          (b) Continuation After Default. Even though an event of default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession under Section 21.1(a) hereof. Landlord shall have the remedy described in California Civil Code Section 1951.4 (“Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations”), or any successor code section. Accordingly, if Landlord does not elect to terminate this Lease on account of any Event of Default by Tenant, Landlord may enforce all of Landlord’s rights and remedies under this Lease, including the right to recover Rent as it becomes due. Acts of maintenance, preservation or efforts to lease the Premises or the appointment of a receiver under application of Landlord to protect Landlord’s interest under this Lease or other entry by Landlord upon the Premises shall not constitute an election to terminate Tenant’s right to possession.
     21.3 Damages After Default. Should Landlord terminate this Lease pursuant to the provisions of Section 21.1(a) hereof, Landlord shall have the rights and remedies of a Landlord provided by Section 1951.2 of the Civil Code of the State of California, or any successor code sections. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law or at equity, Landlord shall be entitled to recover from Tenant: (a) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid Rent and other amounts that would have been earned after the date of termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid Rent and other amounts for the balance of the Term after the time of award exceeds the amount of such Rent loss that the Tenant proves could be reasonably avoided; and (d) any other amount and court costs necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The “worth at the time of award” as used in clauses (a) and (b) above shall be computed at the Default Rate (defined below). The “worth at the time of award” as used in clause (c) above shall be computed by discounting such amount at the Federal Discount Rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).
     21.4 Late Charge. In addition to its other remedies, Landlord shall have the right without notice or demand to add to the amount of any payment required to be made by Tenant hereunder, and which is not paid and received by Landlord when due (provided that Tenant shall be entitled to a grace period of 5 days for the first 2 late payments of Rent in any given calendar year), an amount equal to 5% of the delinquent amount, or $150.00, whichever amount is greater, for each month or portion thereof that the delinquency remains outstanding to compensate Landlord for the loss of the use of the amount not paid and the administrative costs caused by the delinquency, the parties agreeing that Landlord’s damage by virtue of such delinquencies would be extremely difficult and impracticable to compute and the amount stated herein represents a reasonable estimate thereof. Any waiver by Landlord of any late charges or failure to claim the same shall not constitute a waiver of other late charges or any other remedies available to Landlord. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.
     21.5 Interest. Interest shall accrue on all sums not paid within 10 days after the date due hereunder at the lesser of 10% per annum or the maximum interest rate allowed by law (“Default Rate”).
     21.6 Replacement of Statutory Notice Requirements. When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notice required by California Code of Civil Procedure Section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner required by this Paragraph 26 shall replace and satisfy the statutory service-of-notice procedures, including those required by California Code of Civil Procedure Section 1162 or any similar or successor statute.
     21.7 Waiver. TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER LAWS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE LEASE TERM PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT’S BREACH. TENANT ALSO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.
     21.8 Remedies Cumulative. All of Landlord’s rights, privileges and elections or remedies are cumulative and not alternative, to the extent permitted by law and except as otherwise provided herein. This Section 21 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.
22. Liens. Tenant shall not permit mechanics’ or other liens to be placed upon the Property, Premises or Tenant’s leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its transferees. Tenant shall give Landlord notice at least 15 days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. Tenant, within 10 days of notice from Landlord, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to do so, Landlord may bond, insure over or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys’ fees.
23. Intentionally Omitted.
24. Transfers By Landlord. In the event of a sale or conveyance by Landlord of the Building or a foreclosure by any creditor of Landlord, the same shall operate to release Landlord from any liability for any of the covenants or duties, express or implied, contained in this Lease, to the extent required to be performed after the passing of title to Landlord’s successor-in-interest. In such event, Tenant agrees to look solely to the successor-in-interest of Landlord under this Lease with respect to the performance of the covenants and duties of “Landlord” to be performed after the passing of title to Landlord’s successor-in-interest, provided that any successor pursuant to a voluntary, third-party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord’s obligations under this Lease either by contractual obligation, assumption agreement or by operation of law. This Lease shall not be affected by any such sale, conveyance or foreclosure, and Tenant agrees to attorn to the successor-in-interest. Landlord’s successor(s)-in-interest shall not have liability to Tenant with respect to the failure to perform any of the obligations of “Landlord,” to the extent required to be performed prior to the date such successor(s)-in-interest became the owner of the Building.
25. Right of Landlord to Perform Tenant’s Covenants. If Tenant shall fail to perform any obligations of Tenant hereunder, including under Section 7.2 hereof, and such failure shall continue for 15 days after notice thereof by Landlord (or such longer cure period as may be expressly provided herein), in addition to the other rights and remedies of Landlord, Landlord may make any such payment and perform any such act on Tenant’s part. In the case of an emergency, no prior notification by Landlord shall be required. Landlord may take such actions without any obligation and without releasing Tenant from any of Tenant’s obligations. All sums so paid by Landlord and all incidental costs incurred by Landlord and interest thereon at the Default Rate, from the date of payment by Landlord, shall be paid to Landlord within 10 days after demand as Additional Rent.
26. Waiver. If either Landlord or Tenant waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained herein, or constitute a course of dealing contrary to the express terms of this Lease. The acceptance of Rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord’s knowledge of such preceding breach at the time Landlord accepted such Rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or decrease the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord, based upon full knowledge of the circumstances.
27. Notices. All notices which may or are required to be given by either party to the other hereunder shall be in writing and either personally delivered, sent by nationally recognized commercial overnight courier that provides evidence of delivery, United States mail, certified or registered, postage prepaid or sent by facsimile with confirmed receipt, and in each case addressed to the party to be notified at the notice address for such party set forth below such party’s signature or to such other place as the party to be notified may from time to time designate in writing or, if to Tenant, at the Premises. Notices shall be deemed served upon receipt or refusal to accept delivery.
28. Attorneys’ Fees. Tenant shall pay to Landlord, upon demand, Landlord’s reasonable attorneys’ fees and court costs, whether incurred by Landlord in enforcing this Lease or due to a default by Tenant, and whether or not any legal action is commenced. In any action which Landlord or Tenant brings to enforce its respective rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party including reasonable attorneys’ fees, to be fixed by the court, and said costs and attorneys’ fees and court costs shall be a part of the judgment in said action.
29. Successors and Assigns. This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors and, to the extent assignment is approved by Landlord as required hereunder, Tenant’s assigns.
30. Force Majeure. If performance by a party of any portion of this Lease is made impossible by any prevention, delay, or stoppage caused by strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes for those items, government actions, civil commotions, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform, performance by that party for a period equal to the period of that prevention, delay, or stoppage is excused. Tenant’s obligation to pay Rent, however, is not excused by this Section 30.
31. Surrender of Premises. Tenant shall, upon expiration or sooner termination of this Lease, surrender the Premises to Landlord broom clean, and in good order, condition and repair, ordinary wear and tear and damage which Landlord is obligated to repair hereunder excepted. Tenant shall, at Tenant’s sole cost, remove upon termination of this Lease, any and all of Tenant’s furniture, furnishings, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property (collectively, “Personalty”). Personalty not so removed shall be deemed abandoned by Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damage caused by such removal. At or before the time of surrender, Tenant shall comply with the terms of Section 8 hereof with respect to Alterations to the Premises and all other matters addressed in such Section. If the Premises are not so surrendered at the expiration or sooner termination of this Lease, the provisions of Section 20 hereof shall apply. All keys to the Premises or any part thereof shall be surrendered to Landlord upon expiration or sooner termination of the Term. Tenant shall give written notice to Landlord at least 30 days prior to vacating the Premises and shall meet with Landlord for a joint inspection of the Premises at the time of vacating, but nothing contained herein shall be construed as an extension of the Term or as a consent by Landlord to any holding over by Tenant. In the event of Tenant’s failure to give such notice or participate in such joint inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall conclusively be deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration. Any delay caused by Tenant’s failure to carry out its obligations under this Section 31 beyond the term hereof, shall constitute unlawful and illegal possession of Premises under Section 20 hereof.
32. Hazardous Materials.
     32.1 General Restrictions. Tenant shall conduct its business and shall cause each Tenant Party to act in such a manner as to (a) not release or permit the release of any Hazardous Material in, under, on or about the Premises or Project, or (b) not use, store, generate, treat, discharge, disperse, handle, manufacture, transport or dispose of (collectively, “Handle”) any Hazardous Materials (other than incidental amounts of customary cleaning and office supplies) in or about the Premises or Project without the prior written consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion (“Hazardous Materials Consent Requirements”). “Hazardous Material” means any hazardous, explosive, radioactive or toxic substance, material or waste which is or becomes regulated by any local, state or federal governmental authority or agency, including, without limitation, any material or substance which is (i) defined or listed as a “hazardous waste,” “extremely hazardous waste,” “restricted hazardous waste,” “hazardous substance,” “hazardous material,” “pollutant” or “contaminant” under any Laws, (ii) petroleum or petroleum derivative, (iii) a flammable explosive, (iv) a radioactive material or waste, (v) a polychlorinated biphenyl, (vi) asbestos or asbestos containing material, (vii) infectious waste, or (viii) a carcinogen. Tenant shall not be liable for any cost or expense related to removal, cleaning, abatement or remediation of Hazardous Materials existing in the Premises prior to the date Landlord tenders possession of the Premises to Tenant, including, without limitation, Hazardous Materials in the ground water or soil, except to the extent that any of the foregoing results directly or indirectly from any act or omission by Tenant or any Tenant Party or any Hazardous Materials disturbed, distributed or exacerbated by Tenant or any Tenant Party. For purposes of this Section 32, Tenant, not Landlord, shall have the burden to prove with reasonable and unequivocal documentation that such Hazardous Materials were in fact preexisting in the Premises prior to the date Landlord delivered possession of the Premises to Tenant. As of the date hereof, Landlord has not received written notice from any governmental agencies that the Building is in violation of any environmental Laws.  Further, to Landlord’s actual knowledge, there are no Hazardous Materials at the Building other than small quantities of Hazardous Materials to the extent customary and necessary for the normal use, operating and maintenance of the Building.  For purposes of this Section, “Landlord’s actual knowledge” shall be deemed to mean and limited to the current actual knowledge of John Osmond at the time of execution of this Lease and not any implied, imputed, or constructive knowledge of said individual or of Landlord or any parties related to or comprising Landlord and without any independent investigation or inquiry having been made or any implied duty to investigate or make any inquiries; it being understood and agreed that such individual shall have no personal liability in any manner whatsoever hereunder or otherwise related to the transactions contemplated hereby.
     32.2 Required Disclosures. Notwithstanding the provisions of Section 32.1, and subject to the terms and conditions hereof, Tenant may Handle Hazardous Materials, limited to the types, amounts, and use identified on Exhibit H attached hereto; provided that Tenant follows all practices and procedures, including those regarding storage and disposal, described or referenced therein; and provided further that any change in the amount or type of Hazardous Materials to be Handled by Tenant shall be subject to Landlord’s approval pursuant to Section 32.1.  Tenant hereby certifies to Landlord that the information provided by Tenant pursuant to this Section 32 is true, correct, and complete.  Tenant’s business and operations, and the Handling, including storage, use and disposal of Hazardous Materials by Tenant and any Tenant Party, shall at all times comply with all Laws. Prior to Tenant (and at least 5 days prior to any assignee or any subtenant of Tenant) taking possession of any part of the Premises, and on each anniversary of the Commencement Date (each such date is hereinafter referred to as a “Disclosure Date”), until and including the first Disclosure Date occurring after the expiration or sooner termination of this Lease, Tenant shall disclose to Landlord in writing the names and amounts of all Hazardous Materials, or any combination thereof, which were Handled on, in, under or about the Premises or Project for the 12 month period prior to such Disclosure Date, or which Tenant intends to Handle on, under or about the Premises during the 12 month period following the Disclosure Date by executing and delivering to Landlord a “Hazardous Materials Questionnaire”, in the form attached hereto as Exhibit H (as updated and modified by Landlord, from time to time). Tenant’s disclosure obligations under this Section 32.2 shall include a requirement that, to the extent any information contained in a Hazardous Materials Questionnaire previously delivered by Tenant shall become inaccurate in any material respect, Tenant shall immediately deliver to Landlord a new updated Hazardous Materials Questionnaire.
     32.3 Additional Obligations. If any Hazardous Materials shall be released into the environment comprising or surrounding the Project in connection with the acts, omissions or operations of Tenant or any Tenant Party, Tenant shall at its sole expense promptly prepare a remediation plan therefor consistent with applicable Laws and recommended industry practices (and approved by Landlord and all governmental agencies having jurisdiction) to fully remediate such release, and thereafter shall prosecute the remediation plan so approved to completion with all reasonable diligence and to the satisfaction of Landlord and applicable governmental agencies. If any Hazardous Materials are Handled in, under, on or about the Premises during the Term, or if Landlord determines in good faith that any release of any Hazardous Material or violation of Laws may have occurred in, on, under or about the Premises during the Term, Landlord may require Tenant to at Tenant’s sole expense, (i) retain a qualified environmental consultant reasonably satisfactory to Landlord to conduct a reasonable investigation (an “Environmental Assessment”) of a nature and scope reasonably approved in writing in advance by Landlord with respect to the existence of any Hazardous Materials in, on, under or about the Premises and providing a review of all Hazardous Materials activities of Tenant and any Tenant Party, and (ii) provide to Landlord a reasonably detailed, written report, prepared in accordance with the institutional real estate standards, of the Environmental Assessment
     32.4 Indemnity. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord harmless from and against any and all claims, liabilities, losses, costs, loss of rents, liens, damages, injuries or expenses (including attorneys’ and consultants’ fees and court costs), demands, causes of action, or judgments directly or indirectly arising out of or related to the use, generation, storage, release, or disposal of Hazardous Materials by Tenant or any Tenant Party in, on, under or about the Premises, the Building or the Project or surrounding land or environment, which indemnity shall include, without limitation, damages for personal or bodily injury, property damage, damage to the environment or natural resources occurring on or off the Premises, losses attributable to diminution in value or adverse effects on marketability, the cost of any investigation, monitoring, government oversight, repair, removal, remediation, restoration, abatement, and disposal, and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the expiration or earlier termination of this Lease. Neither the consent by Landlord to the use, generation, storage, release or disposal of Hazardous Materials nor the strict compliance by Tenant with all laws pertaining to Hazardous Materials shall excuse Tenant from Tenant’s obligation of indemnification pursuant to this Section 32.4. Tenant’s obligations pursuant to the foregoing indemnity shall survive the expiration or earlier termination of this Lease.
33. Parking. Tenant shall have the right to the nonexclusive use of the number of parking passes specified in Section 1.9 for the parking of such number of motor vehicles in the parking facilities of the Project designated by Landlord; such rights are not transferable without Landlord’s approval. The use of such parking facilities shall be subject to such rules and regulations as are adopted by Landlord from time to time for the use of such facilities. Tenant acknowledges and agrees that, to the fullest extent permitted by law, unless arising from Landlord’s gross negligence or willful misconduct, Landlord shall not be responsible for any loss or damage to Tenant or Tenant’s property (including, without limitation, any loss or damage to any Tenant Party’s automobile or the contents thereof due to theft, vandalism or accident) arising from or related to use of the parking facilities.
34. Miscellaneous.
     34.1 Authority. Each party represents and warrants that it has full right and authority to enter into this Lease and to perform all of its obligations hereunder and that all persons signing this Lease on its behalf are authorized to do. Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.
     34.2 Time. Time is of the essence regarding this Lease and all of its provisions.
     34.3 Choice of Law. This Lease shall in all respects be governed by the laws of the State.
     34.4 Entire Agreement. This Lease, together with its Exhibits, addenda and attachments and the Basic Provisions, contains all the agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its Exhibits, addenda and attachments and the Basic Provisions.

     34.5 Modification. This Lease may not be modified except by a written instrument signed by the parties hereto.
     34.6 Severability. If, for any reason whatsoever, any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.
     34.7 No Recordation. Tenant shall not record this Lease or a short form memorandum hereof.
     34.8 Examination of Lease. Submission of this Lease to Tenant does not constitute an option or offer to lease and this Lease is not effective otherwise until execution and delivery by both Landlord and Tenant.
     34.9 Accord and Satisfaction. No payment by Tenant of a lesser amount than the total Rent due nor any endorsement on any check or letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction of full payment of Rent, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue other remedies.
     34.10 Easements. Landlord may grant easements on the Project and dedicate for public use portions of the Project without Tenant’s consent; provided that no such grant or dedication shall materially interfere with Tenant’s Permitted Use of the Premises.
     34.11 Drafting and Determination Presumption. The parties acknowledge that this Lease has been agreed to by both the parties, that both Landlord and Tenant have consulted with attorneys with respect to the terms of this Lease and that no presumption shall be created against Landlord because Landlord drafted this Lease.
     34.12 Exhibits. The Exhibits, addenda and attachments attached hereto are hereby incorporated herein by this reference and made a part of this Lease as though fully set forth herein. Capitalized terms used in the Exhibits, addenda and attachments hereto, but not otherwise defined therein, shall have the same meanings as set forth in this Lease.
     34.13 No Light, Air or View Easement. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to or in the vicinity of the Building shall in no way affect this Lease or impose any liability on Landlord.
     34.14 No Third Party Benefit. This Lease is a contract between Landlord and Tenant and nothing herein is intended to create any third party benefit.
     34.15 Quiet Enjoyment. Upon payment by Tenant of the Rent, and upon the observance and performance of all of the other covenants, terms and conditions on Tenant’s part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to all of the other terms and conditions of this Lease. Landlord shall not be liable for any hindrance, interruption, interference or disturbance by other tenants or third persons, nor shall Tenant be released from any obligations under this Lease because of such hindrance, interruption, interference or disturbance.
     34.16 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed an original.
     34.17 Multiple Parties. If more than one person or entity is named herein as Tenant, each such party shall have joint and several liability under the terms of this Lease and joint and several responsibility to comply with the terms of this Lease.
     34.18 Prorations. Any Rent or other amounts payable to Landlord by Tenant hereunder for any fractional month of the Term shall be prorated based on the actual number of days in such month. As used herein, the term “fiscal year” shall mean the calendar year or such other fiscal year as Landlord may deem appropriate.
     34.19 Broker. Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only and the delivery of it does not constitute an offer to Tenant or an option. Tenant represents that it has dealt directly with and only with Tenant’s Broker as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Entities harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord represents that it has dealt directly with and only with Landlord’s Broker as a broker in connection with this Lease. Landlord shall indemnify and hold Tenant and any Tenant Party harmless from all claims of any other brokers claiming to have represented Landlord in connection with this Lease.
35. Jury Trial Waiver. EACH PARTY HERETO (WHICH INCLUDES ANY ASSIGNEE, SUCCESSOR HEIR OR PERSONAL REPRESENTATIVE OF A PARTY) SHALL NOT SEEK A JURY TRIAL, HEREBY WAIVES TRIAL BY JURY, AND HEREBY FURTHER WAIVES ANY OBJECTION TO VENUE IN THE COUNTY IN WHICH THE BUILDING IS LOCATED, AND AGREES AND CONSENTS TO PERSONAL JURISDICTION OF THE COURTS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IN ANY ACTION OR PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE.
[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and the year set forth above.

Landlord:				Tenant:

BRCP STEVENSON POINT, LLC, a Delaware limited liability company				NOVARAY, INC., a Delaware corporation

By:	BRCP Realty II, L. P.,			By:	/s/ Marc Whyte

	a Delaware limited partnership			Name:	MARC WHYTE

				Its:	Chief Operating and Chief Financial Officer

	By:	BRCP Gen-Par II, LLC,
a Delaware limited liability company
		Its: General Partner		FEIN:	20-298-1856

		By:	/s/ John A. Foster

		Name:	JOHN A. FOSTER

		Title:	Managing Director

Landlord’s Address:				Tenant’s Address:

BRCP Stevenson Point, LLC				The Premises
c/o Broadreach Capital Partners, LLC
248 Homer Avenue Palo Alto, California 94301 Attention: Property Manager				A copy of any notice of Tenant’s default under the Lease shall be sent to Guarantor at the address set forth below; provided that if any additional person listed above fails to receive the copy of the notice of Tenant default, the validity of the notice served on Tenant shall not be affected thereby.

Triple Ring Technologies, Inc. 39655 Eureka Drive, Suite A Newark, California 94560

EXHIBIT A
OUTLINE AND LOCATION OF PREMISES
     The Premises consist of the rentable square footage of space specified in the Basic Provisions and has the address specified in the Basic Provisions. The Premises are contained in the Building and are part of a Project specified in the Basic Provisions. The cross-hatched area below depicts the Premises.

A-1

EXHIBIT B
COMMENCEMENT DATE CERTIFICATE

Landlord:	BRCP STEVENSON POINT, LLC,
a Delaware limited liability company

Tenant:	NOVARAY, INC.,
a Delaware corporation

Lease Date:	March 13, 2008

Premises:	39655 Eureka Drive, Suite A and a portion of Suite C
Newark, California
1. Tenant hereby accepts the premises as being in the condition required under the Lease.
2. The Commencement Date of the Lease is                                         , 2008.
3. The Expiration Date of the Lease is                                                             ,      .

Landlord:				Tenant:

BRCP STEVENSON POINT, LLC				NOVARAY, INC.,
a Delaware limited liability company				a Delaware corporation

By:	BRCP Realty II, L. P.,			By:

	a Delaware limited partnership			Name:

Its:

	By:	BRCP Gen-Par II, LLC,
a Delaware limited liability company
		Its: General Partner		FEIN:

By:

Name:

		Title:	Managing Director
        .

B-1

EXHIBIT C
LANDLORD IMPROVEMENT AGREEMENT
     This Exhibit is attached to and made a part of the Lease by and between BRCP STEVENSON POINT, LLC, a Delaware limited liability company (“Landlord”) and NOVARAY, INC., a Delaware corporation (“Tenant”) for space in the Building located at 39655-39677 Eureka Drive, Newark, California. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Lease.
1. Landlord shall install Building standard carpet, which Landlord has in stock as of the date of the Lease, and vct tile in the Premises based upon mutually agreed upon selection of the Building standard carpet (the “Landlord Work”). Upon Lease execution and delivery, Landlord shall provide carpet samples to Tenant for Tenant’s approval. If Tenant fails to approve of such carpet within 3 business days thereafter, Tenant shall be responsible for one day of Tenant Delay for each day Tenant fails to select such carpet and such failure results in an actual delay in Substantial Completion of the Landlord Work. Landlord and Tenant agree that Landlord’s obligation to pay for the cost of Landlord Work (inclusive of a construction management fee equal to 5% of the total costs of the Landlord Work) shall be limited to $493,416.00 (i.e., $12.00 per rentable square foot of the Premises) (the “Maximum Amount”) and that Tenant shall be responsible for the cost of the Landlord Work, plus any applicable state sales or use tax, if any, to the extent that it exceeds the Maximum Amount. Landlord shall enter into a direct contract for the Landlord Work with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord Work and Section 2 below.
2. All other work and upgrades, subject to Landlord’s approval, shall be at Tenant’s sole cost and expense, plus any applicable state sales or use tax thereon, payable as additional rent within 10 business days after written demand together with an invoice or other reasonable supporting documentation of such costs. Tenant shall be responsible for any Tenant Delay in completion of the Landlord Work resulting from any such other work and upgrades requested or performed by Tenant.
3. Landlord’s supervision or performance of any work for or on behalf of Tenant shall not be deemed to be a representation by Landlord that such work complies with applicable insurance requirements, building codes, ordinances, laws or regulations or that the improvements constructed will be adequate for Tenant’s use.
4. Prior to commencing any Landlord Work, Landlord shall submit to Tenant a written estimate setting forth the anticipated cost of the Landlord Work, including but not limited to labor and materials, contractor’s fees and permit fees. Within 3 business days thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate, or specify its objections thereto and any desired changes to the proposed Landlord Work. If Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach a mutually acceptable alternative cost estimate.
5. If Landlord’s estimate and/or the actual cost of construction shall exceed the Maximum Amount (such amounts exceeding the Maximum Amount being herein referred to as the “Excess Costs”), Tenant shall pay to Landlord such Excess Costs, plus any applicable state sales or use tax thereon, payable as additional rent within 10 business days after written demand together with an invoice or other reasonable supporting documentation of such Excess Costs. The statements of costs submitted to Landlord by Landlord’s contractors shall be conclusive for purposes of determining the actual cost of the items described therein. The amounts payable by Tenant hereunder constitute Rent payable pursuant to the Lease, and the failure to timely pay same constitutes an event of default under the Lease.
6. If, upon completion of the Landlord Work, the cost of the Landlord Work is less than the Maximum Amount, Tenant, provided it is not in default under the Lease, shall be entitled to apply such unused Maximum Amount (the “Tenant Improvement Allowance”) toward the cost of performing the Tenant Work in the Premises described in Exhibit C-1 attached hereto.
7. This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

C-1

EXHIBIT C-1
TENANT IMPROVEMENT AGREEMENT
     This Exhibit is attached to and made a part of the Lease by and between BRCP STEVENSON POINT, LLC, a Delaware limited liability company (“Landlord”) and NOVARAY, INC., a Delaware corporation (“Tenant”) for space in the Building located at 39655-39677 Eureka Drive, Newark, California. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Lease.
1. Tenant, following the Commencement Date, shall have the right to perform alterations and improvements in the Premises (the “Tenant Work”). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Tenant Work in the Premises unless and until Tenant has complied with all of the terms and conditions of Section 8 of the Lease, including, without limitation, approval by Landlord of the final plans for the Tenant Work and the contractors to be retained by Tenant to perform such Tenant Work. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. Landlord’s approval of the contractors to perform the Tenant Work shall not be unreasonably withheld. The parties agree that Landlord’s approval of the general contractor to perform the Tenant Work shall not be considered to be unreasonably withheld if any such general contractor (a) does not have trade references reasonably acceptable to Landlord, (b) does not maintain insurance as required pursuant to the terms of the Lease, (c) does not have the ability to be bonded for the work in an amount of no less than 100% of the total estimated cost of the Tenant Work, or (d) is not licensed as a contractor in the state/municipality in which the Premises is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.
2. Provided Tenant is not in default, Landlord agrees to contribute the Tenant Improvement Allowance, if any, toward the cost of performing the Tenant Work in preparation of Tenant’s occupancy of the Premises. The Tenant Improvement Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans for the Tenant Work and for hard costs in connection with the Tenant Work. The Tenant Improvement Allowance, less a 10% retainage (which retainage shall be payable as part of the final draw), shall be paid to Tenant or, at Landlord’s option, to the order of the general contractor that performs the Tenant Work, in periodic disbursements within 30 days after receipt of the following documentation: (a) an application for payment and sworn statement of contractor substantially in the form of AIA Document G-702 covering all work for which disbursement is to be made to a date specified therein; (b) a certification from an AIA architect substantially in the form of the Architect’s Certificate for Payment which is located on AIA Document G702, Application and Certificate of Payment; (c) Contractor’s, subcontractor’s and material supplier’s waivers of liens which shall cover all Tenant Work for which disbursement is being requested and all other statements and forms required for compliance with the mechanics’ lien laws of the state in which the Premises is located, together with all such invoices, contracts, or other supporting data as Landlord may reasonably require; (d) a cost breakdown for each trade or subcontractor performing the Tenant Work; (e) plans and specifications for the Tenant Work, together with a certificate from an AIA architect that such plans and specifications comply in all material respects with all Laws affecting the Building, Project and Premises; (f) copies of all construction contracts for the Tenant Work, together with copies of all change orders, if any; and (g) a request to disburse from Tenant containing an approval by Tenant of the work done and a good faith estimate of the cost to complete the Tenant Work. Upon completion of the Tenant Work, and prior to final disbursement of the Tenant Improvement Allowance, Tenant shall furnish Landlord with: (i) general contractor and architect’s completion affidavits, (ii) full and final waivers of lien, (iii) receipted bills covering all labor and materials expended and used, (iv) as-built plans of the Tenant Work, and (v) the certification of Tenant and its architect that the Tenant Work have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances. In no event shall Landlord be required to disburse the Tenant Improvement Allowance more than one time per month. If the Tenant Work exceed the Tenant Improvement Allowance, Tenant shall be entitled to the Tenant Improvement Allowance in accordance with the terms hereof, but each individual disbursement of the Tenant Improvement Allowance shall be disbursed in the proportion that the Tenant Improvement Allowance bears to the total cost for the Tenant Work, less the 10% retainage referenced above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Tenant Improvement Allowance during the continuance of an uncured default under the Lease, and Landlord’s obligation to disburse shall only resume when and if such default is cured.
3. In the event that, in connection with the Tenant Work, Tenant is required by any applicable governmental authorities to perform any repairs, upgrades or modifications to the restrooms serving the Premises required by Title III of the Americans with Disabilities Act and/or similar disabled access provisions of applicable building codes in effect and as interpreted, enforced and applied as of the date of this Lease in order for Tenant to occupy the Premises (the “Restroom Upgrades”), Tenant shall provide Landlord with reasonably supporting documentation evidencing the need for such Restroom Upgrades. The Restroom Upgrades, if any, shall be performed by Tenant at its sole cost and expense and otherwise in accordance with the terms of this Exhibit C-1; provided that so long as Tenant is not in default under the Lease, Tenant shall be entitled to an additional allowance of up to $82,236.00 (i.e. $2.00 per rentable square foot of the Premises) (the “Additional Allowance”) from Landlord in order to pay for the Restroom Upgrades.  The Additional Allowance shall be paid in the same manner as the original Tenant Improvement Allowance set forth above.
4. Except as expressly provided in Exhibit E hereto, in no event shall the Tenant Improvement Allowance or the Additional Allowance (if any) be used for the purchase of equipment, furniture or other items of personal property of Tenant. If Tenant does not submit a request for payment of the entire Tenant Improvement Allowance and the Additional Allowance, if any, to Landlord in accordance with the provisions contained in this Exhibit C-1 by November 30, 2008, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or

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use taxes, if any, payable in connection with the Tenant Work , Tenant Improvement Allowance or Additional Allowance, if any.
5. Notwithstanding anything to the contrary set forth herein, if the cost of the Tenant Work is less than the Tenant Improvement Allowance, Tenant, provided it is not in default under the Lease, shall be entitled to apply up to $75,000.00 of such unused Tenant Improvement Allowance (the “Cabling Allowance”) toward the cost of purchasing and installing telephone and computer cabling in the Premises.  All such costs, as evidenced by invoices for same, are referred to herein as the “Cabling Costs”.  Landlord shall disburse the Cabling Allowance, or applicable portion thereof (not to exceed the actual Cabling Costs), if any, to Tenant within 30 days after the later to occur of (i) receipt of paid invoices from Tenant with respect to Tenant’s actual Cabling Costs, and (ii) completion of the Tenant Work.  However, in no event shall Landlord have any obligation to disburse any portion of the Cabling Allowance after November 30, 2008.
6. Tenant agrees to accept the Premises in its “as-is” condition and configuration, it being agreed that Landlord shall not be required to perform any work or incur any costs in connection with the construction or demolition of any improvements in the Premises, except as provided in Exhibit C with respect to the Landlord Work, Maximum Amount, Tenant Improvement Allowance and Additional Allowance. Tenant hereby acknowledges and agrees that in no event shall Tenant’s performance of the Tenant Work delay the Commencement Date.
7. This Exhibit C-1 shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.
8. Landlord shall use commercially reasonable efforts to respond to any requests for approval required in connection with the Tenant Work within 5 business days following the later of (i) receipt of Tenant’s written request of such approval, and (ii) the date Landlord receives plans or other documentation reasonably required by Landlord in connection with Tenant’s request for approval.

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EXHIBIT D
RULES AND REGULATIONS
     This Exhibit is attached to and made a part of the Lease by and between BRCP STEVENSON POINT, LLC, a Delaware limited liability company (“Landlord”) and NOVARAY, INC., a Delaware corporation (“Tenant”) for space in the Building located at 39655-39677 Eureka Drive, Newark, California. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Lease.
     1. No placard, banner, picture, advertisement, name, notice or other sign shall be inscribed, displayed, or printed or affixed on the Building or Project or to any part thereof, or which is visible from the outside of the Premises, the Building or the common areas without the prior written consent of Landlord, and Landlord shall have the right to remove any such sign not so approved by Landlord, at the expense of Tenant. All approved signs or lettering on doors shall be printed, affixed or inscribed at the expense of Tenant by a person approved by Landlord, and shall be removed by Tenant at the time of Tenant’s vacancy of the Premises at Tenant’s expense.
     2. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the premises. All window coverings installed by Tenant and visible from the outside of the Building require the prior written consent of Landlord.
     3. If a directory is provided at the Building for general use by tenants, it is provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.
     4. The sidewalks, passages, exits, entrances and stairways in and around the Building and Project shall not be obstructed by Tenant or used by it for any purpose other than for ingress to and egress from the Premises. The sidewalks, passages, exits, entrances, stairways and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation or interests of the Building or the Project and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons whom Tenant normally deals in the ordinary course of Tenant’s business unless such persons are engaged in illegal or immoral activities. Landlord further reserves the right to exclude or expel from the Building or Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.
     5. No person shall go on the roof without Landlord’s permission. Tenant shall not install any antenna, satellite dish, loudspeaker or any other device on the exterior of the Premises or Building without Landlord’s prior written consent. Tenant shall not interfere with broadcasting or reception from or in the Building, the Project or elsewhere.
     6. The toilets and urinals shall not be used for any purpose other than those for which they were constructed, and no rubbish, newspapers or other substances of any kind shall be thrown into them. Waste and excessive or unusual use of water shall not be allowed. Tenant shall be responsible for any breakage, stoppage or damage resulting from the violation of this rule by Tenant or any Tenant Party.
     7. Tenant shall not overload the floor of the Premises or, except for hanging art work and similar objects in a manner reasonably approved by Landlord, mark, drive nails, screw or drill into the partitions, woodwork or plaster, or in any way deface the Premises, the Building or the common areas or any part thereof. Machines or equipment belonging to Tenant which cause noise or vibration that may be transmitted outside of the Premises, to such a degree as to be objectionable to Landlord or other tenants, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, the Building, the Project or the common areas, or permit or suffer the Premises, the Building, the Project or the common areas to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building or Project, including by reason of noise, odors, smoke, dust, gas, substances and/or vibrations emanating from the Premises, or interfere in any way with other tenants or those having business in the Building or the Project.
     8. Tenant shall not store or permit the storage or placement of food, goods, merchandise, pallets, drums or other materials or equipment of any sort outside of the Premises nor in or around the Building or common areas. No displays or sales of merchandise shall be allowed outside of the Premises. No sale by auction shall be allowed. Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant’s employees, and then only if the operation does not violate the lease or any other tenant in the Building or the Project.
     9. Tenant shall not use or keep in the Premises, the Building, the Project or the common areas, or place in any drainage system, any kerosene, gasoline or inflammable or combustible fluid or material or other harmful substance, or use any method of heating or air conditioning other than that supplied by Landlord except in strict compliance with the requirements set forth in this Lease.
     10. Tenant shall not permit any vehicles to be washed on any portion of the Premises or Project or in the common areas, nor shall Tenant permit mechanical work or maintenance of vehicles to be performed on any portion of the Premises or Project or in the common areas.

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     11. Tenant shall not permit any animals or birds, including, but not limited to household pets, to be brought or kept in or about the Premises, the Building, the Project or any of the common areas.
     12. Landlord will direct electricians as to the manner and location in which telephone and telegraph wires are to be introduced. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises or the Building shall be subject to the prior written approval of Landlord.
     13. Tenant shall not alter any lock or access device or install any new locks or bolts or access device without the prior written consent of Landlord. If Landlord shall give such consent, Tenant shall furnish Landlord with a key or other means of access therefor. Tenant agrees to not make any duplicate keys (including electronic access devices) without the prior written consent of Landlord. Tenant upon Tenant’s vacancy of the Premises shall deliver to Landlord all keys or other devices for the Premises or any portion thereof in Tenant’s or any Tenant Party’s possession.
     14. Tenant shall not disturb, solicit or canvass any occupant of the Building or the Project. Canvassing, soliciting and peddling are prohibited in the Building and Project and Tenant shall cooperate to prevent the same.
     15. Without the prior written consent of Landlord, Tenant shall not use the name of the Building or Project in connection with or in promoting or advertising the business of Tenant except as Tenant’s address. Landlord reserves the right to change the name and address of the Building or the Project.
     16. Tenant shall not permit any contractor or other person making any Alterations within the Premises to use the hallways, lobby or corridors as storage or work areas without the prior written consent of Landlord. Tenant shall be liable for and shall pay the expense of any additional cleaning or other maintenance required to be performed by Landlord as a result of the transportation or storage or materials or work performed within the Building by or for Tenant.
     17. Tenant and its employees shall be entitled to use the number of parking spaces specified in Section 1.9 of this Lease on a non-exclusive basis for the parking of a like number of motor vehicles only as mutually agreed upon between Tenant and Landlord and subject to such parking charges and additional rules and regulations as may be reasonably imposed from time to time by Landlord. Tenant’s visitors and invitees may be required to use parking spaces designated from time to time by Landlord for “Visitors”. Tenant shall park vehicles only in those general parking areas designated from time to time by Landlord, except for loading and unloading. During periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow within the Project and loading and unloading areas of other tenants. Tenant agrees that vehicles of Tenant or any Tenant Party shall not park in driveways nor occupy parking spaces or other areas reserved for any such use as Visitors, Delivery, Loading or other tenants, shall be parked between designated parking lines only and shall not occupy two parking spaces with one car. Landlord or its agents shall have the right to cause to be removed any car of Tenant or any Tenant Party that may be parked in unauthorized areas, and Tenant agrees to save and hold harmless Landlord and the Landlord Entities from any and all claims, losses, damages and demands asserted or arising in respect to or in connection with the removal of any such vehicle. Neither Tenant nor any Tenant Party shall park campers, trucks, truck tractors, trailers or fifth wheels in any of the parking areas of the Project. No vehicles shall be parked in any of the parking areas of the Project after the conclusion of normal daily business activity, or overnight or over weekends. Tenant will from time to time, upon request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees and agents.
     18. Tenant is responsible for purchasing and installing any security system required by the City in which the Building is located or desired or deemed necessary by Tenant. The cost of purchasing and installing and installation of such a system is the sole cost and expense of Tenant, and Tenant acknowledges and agrees that Landlord has no obligation to provide any security services or system.
     19. Landlord is not responsible for the violation of any rules or regulations contained herein by any other tenant.
     20. If there is a conflict between the Lease and any Rules and Regulations enacted after the date of the Lease, the terms of the Lease shall control. The Rules and Regulations shall be generally applicable, and generally applied in the same manner, to all tenants of the Building.

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EXHIBIT E
ADDITIONAL PROVISIONS
     This Exhibit is attached to and made a part of the Lease by and between BRCP STEVENSON POINT, LLC, a Delaware limited liability company (“Landlord”) and NOVARAY, INC., a Delaware corporation (“Tenant”) for space in the Building located at 39655-39677 Eureka Drive, Newark, California. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Lease.
1. Option to Renew.
     (a) Tenant shall, provided the Lease is in full force and effect and Tenant is not in default under any of the other terms and conditions of the Lease at the time of notification or commencement, have 1 option to renew (the “Renewal Option”) the Lease for a term of 5 years (the “Renewal Term”), for the portion of the Premises being leased by Tenant as of the date the Renewal Term is to commence, on the same terms and conditions set forth in the Lease, except as modified by the terms, covenants and conditions as set forth below:
     (b) If Tenant elects to exercise the Renewal Option, then, except as provided in Section 3(d) below, Tenant shall provide Landlord with written notice no earlier than the date which is 365 days prior to the expiration of the Term of the Lease but no later than the date which is 180 days prior to the expiration of the Term of the Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the Term of the Lease.
     (c) The Base Rent for the first year of the Renewal Term (the “Initial Renewal Term Base Rent”) shall be equal to the greater of (a) the Base Rent in effect during the last month of the initial Term, and (b) the Prevailing Market (defined below) rate per rentable square foot for the Premises. Landlord shall advise Tenant of the Initial Renewal Term Base Rent no later than 30 days after receipt of Tenant’s written request therefor. Said request shall be made no earlier than 30 days prior to the first date on which Tenant may exercise its Renewal Option under this Section. Said notification of the Initial Renewal Term Base Rent may include a provision for its escalation to provide for a change in fair market rental between the time of notification and the commencement of the Renewal Term. The Initial Renewal Term Base Rent as so determined shall be subject to annual adjustments in accordance with increases assumed in the determination of the Prevailing Market rate.
     (d) This Renewal Option is not transferable, except in connection with a Permitted Transfer; the parties hereto acknowledge and agree that they intend that the aforesaid option to renew the Lease shall be “personal” to Tenant and a Permitted Transferee pursuant to a Permitted Transfer except as set forth above and that in no event will any assignee or subtenant have any rights to exercise the aforesaid option to renew.
     (e) If the Renewal Option is exercised or if Tenant fails to validly exercise the Renewal Option, Tenant shall have no further right to extend the term of the Lease.
     (f) For purposes of this Renewal Option, “Prevailing Market” shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and buildings comparable to the Building in the same rental market in the Newark, California area as of the date the Renewal Term is to commence, taking into account the specific provisions of this Lease which will remain constant. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes.
2. Right of First Refusal.
     (a) Tenant shall have a continuing right of first refusal (the “Right of First Refusal”) with respect to the approximately 20,892 rentable square feet of space known as Suite C of the Building, as shown on the demising plan attached hereto as Exhibit G (the “Refusal Space”). Tenant’s Right of First Refusal shall be exercised as follows: any time that Landlord has a prospective tenant, other than the existing tenant (if any) in the Refusal Space, (the “Prospect”) interested in leasing the Refusal Space, Landlord shall advise Tenant (the “Advice”) of the terms under which Landlord is prepared to lease the Refusal Space to such Prospect and Tenant may lease the Refusal Space, under such terms, by providing Landlord with written notice of exercise (the “Notice of Exercise”) within 7 days after delivery of the Advice, except that Tenant shall have no such Right of First Refusal and Landlord need not provide Tenant with an Advice if: (i) Tenant is in default under the Lease at the time that Landlord would otherwise deliver the Advice; (ii) the Premises, or any portion thereof, is sublet at the time Landlord would otherwise deliver the Advice; (iii) the Lease has been assigned prior to the date Landlord would otherwise deliver the Advice, except with respect to a Permitted Transfer; or (iv) Tenant is not occupying the Premises on the date Landlord would otherwise deliver the Advice.
     (b) The term for the Refusal Space shall commence upon the commencement date stated in the Advice and thereupon such Refusal Space shall be considered a part of the Premises, provided that all of the terms stated in the Advice, including the termination date set forth in the Advice, shall govern Tenant’s leasing of the Refusal Space and only to the extent that they do not conflict with the Advice, the terms and conditions of the Lease shall apply to the Refusal Space. Tenant shall pay Base Rent and Tenant’s Share of Operating Expenses for the Refusal Space in accordance with the terms and conditions of the Advice. Notwithstanding anything elsewhere in this Section to the contrary, any leasing of the Refusal Space under this Section will not include terms or provisions of the Advice that are specific to the parties involved in the transaction giving rise to the Advice, such as payment of commissions to the brokers involved in that transaction; options or rights to expand, contract, renew, extend or shorten the term; security deposit; and any rights that are personal to the third party making the Advice.
     (c) The Refusal Space (including improvements and personalty, if any) shall be accepted by Tenant in its as-is condition and as-built configuration existing on the earlier of the date Tenant takes possession of the Refusal Space or the date the term for such Refusal Space commences, unless the Advice specifies work to be performed by Landlord in the Refusal Space, in which case Landlord shall perform such work in the Refusal Space. If Landlord is delayed delivering possession of the Refusal Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for the Refusal Space shall be postponed until the date Landlord delivers possession of the Refusal Space to Tenant free from occupancy by any party.
     (d) The rights of Tenant hereunder with respect to the Refusal Space shall terminate on the earlier to occur of the following: (i) the last day of the 30th full calendar month of the initial Term, provided that in the event the Refusal Space becomes available after the 30th full calendar month of the initial Term but prior to the date that is 10 business days preceding the last day upon which Tenant may exercise the Renewal Option, and Tenant has not violated any of the conditions set forth in Section 2(a) above, Landlord shall deliver an Advice to Tenant and Tenant shall only be entitled to exercise its Right of First Refusal with respect to the applicable Refusal Space if Tenant’s Notice of Exercise includes a statement that Tenant concurrently exercises its Renewal Option pursuant to Section 1 above (the “Early Exercise”); (ii) as to any applicable Advice, Tenant’s failure to exercise its Right of First Refusal within the 7 day period provided in Section 2(a) above; and (iii) the date Landlord would have provided Tenant an Advice if Tenant had not been in violation of one or more of the conditions set forth in Section 2(a) above. Notwithstanding the foregoing, if (i) Tenant was entitled to exercise its Right of First Refusal, but failed to provide Landlord with a Notice of Exercise within the 7 day period provided in Section 2(a) above, and (ii) Landlord does not enter into a lease for the Refusal Space with the Prospect or any other prospect within 180 following the date of the Advice, Tenant shall once again have a Right of First Refusal with respect to such Refusal Space. Notwithstanding anything to the contrary set forth in Section 1 above, in the event of Early Exercise, Tenant’s Early Exercise statement set forth in Tenant’s Notice of Exercise shall be binding on Tenant, the Prevailing Market determination procedure set forth in Section 1 shall commence by Landlord’s delivery of its estimate of the Prevailing Market rate following the date of the Notice of Exercise, and the determination of the Prevailing Market rate shall take into account any reasonably projected changes in market rates between the date of Early Exercise and the time frame set forth in Section 1 above for Tenant to exercise the Renewal Option; provided that the Prevailing Market rate so determined shall apply only to the initial Premises during the Renewal Term, and the Base Rent payable for the Refusal Space shall be as set forth in the Advice.
     (e) If Tenant exercises its Right of First Refusal, Landlord shall prepare an amendment (the “Refusal Space Amendment”) adding the Refusal Space to the Premises on the terms set forth in the Advice and reflecting the changes in the Base Rent, the rentable square footage of the Premises, Tenant’s Share and other appropriate terms. A copy of the Refusal Space Amendment shall be sent to Tenant within a reasonable time after Landlord’s receipt of the Notice of Exercise executed by Tenant, and Tenant shall execute and return the Refusal Space Amendment to Landlord within 10 days thereafter, but an otherwise valid exercise of the Right of First Refusal shall be fully effective whether or not the Refusal Space Amendment is executed.
3. Letter of Credit. Concurrent with Tenant’s execution and delivery of the Lease to Landlord, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under the Lease and for all losses and damages Landlord may suffer as a result of Tenant’s failure to comply with one or more provisions of the Lease, including, but not limited to, any post lease termination damages under Section 1951.2 of the California Civil Code, an Irrevocable Standby Letter of Credit (the “Letter of Credit”) in the amount of One Hundred Thirty-Five Thousand Dollars ($135,000.00). The following terms and conditions shall apply to the Letter of Credit:
     (a) The Letter of Credit shall be in favor of Landlord, shall be issued by a bank acceptable to Landlord with a Standard & Poors rating of “A” or better, shall comply with all of the terms and conditions of this Section and shall otherwise be in the form attached hereto as Exhibit F.
     (b) The Letter of Credit or any replacement Letter of Credit shall be irrevocable for the term thereof and shall automatically renew on a year to year basis until a period ending not earlier than 2 months subsequent to the Expiration Date (the “LOC Expiration Date”) without any action whatsoever on the part of Landlord; provided that the issuing bank shall have the right not to renew the Letter of Credit by giving written notice to Landlord not less than 60 days prior to the expiration of the then current term of the Letter of Credit that it does not intend to renew the Letter of Credit. Tenant understands that the election by the issuing bank not to renew the Letter of Credit shall not, in any event, diminish the obligation of Tenant to maintain such an irrevocable Letter of Credit in favor of Landlord through the LOC Expiration Date.
     (c) Landlord, or its then authorized agent, upon Tenant’s failure to comply with one or more provisions of the Lease, or as otherwise specifically agreed by Landlord and Tenant pursuant to the Lease or any amendment hereof, without prejudice to any other remedy provided in the Lease or by Laws, shall have the right from time to time to make one or more draws on the Letter of Credit and use all or part of the proceeds in accordance with Section 3(d) below. In addition, if Tenant fails to furnish a renewal or replacement letter of credit complying with all of the provisions of this Section 3 at least 60 days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) in accordance with the terms of this Section 3. Funds may be drawn down on the Letter of Credit upon presentation to the issuing bank of Landlord’s (or Landlord’s then managing agent’s) certification set forth in Exhibit F.

     (d) Tenant acknowledges and agrees (and the Letter of Credit shall so state) that the Letter of Credit shall be honored by the issuing bank without inquiry as to the truth of the statements set forth in such draw request and regardless of whether the Tenant disputes the content of such statement. The proceeds of the Letter of Credit shall constitute Landlord’s sole and separate property (and not Tenant’s property or the property of Tenant’s bankruptcy estate) and Landlord may immediately upon any draw (and without notice to Tenant) apply or offset the proceeds of the Letter of Credit: (i) against any rent or other amounts payable by Tenant under the Lease that is not paid when due; (ii) against all losses and damages that Landlord has suffered as a result of Tenant’s failure to comply with one or more provisions of the Lease, including any damages arising under Section 1951.2 of the California Civil Code following termination of the Lease; (iii) against any costs incurred by Landlord in connection with the Lease (including reasonable attorneys’ fees); and (iv) against any other amount that Landlord may spend by reason of Tenant’s default. Provided Tenant has performed all of its obligations under the Lease, Landlord agrees to pay to Tenant within 60 days after the LOC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied as allowed above; provided, that if prior to the LOC Expiration Date a voluntary petition is filed by Tenant or any guarantor, or an involuntary petition is filed against Tenant or any Guarantor by any of Tenant’s or guarantor’s creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under the Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.
     (e) If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the amount set forth in this Section 3, Tenant shall, within 5 days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total amount required pursuant to this Section 3), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section 3, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in the Lease, the same shall constitute an incurable Event of Default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.
     (f) Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to another party, person or entity, including Landlord’s mortgagee and/or to have the Letter of Credit reissued in the name of Landlord’s mortgagee. If Landlord transfers its interest in the Building and transfers the Letter of Credit (or any proceeds thereof then held by Landlord) in whole or in part to the transferee, Landlord shall, without any further agreement between the parties hereto, thereupon be released by Tenant from all liability therefor. The provisions hereof shall apply to every transfer or assignment of all or any part of the Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the issuer of the Letter of Credit such applications, documents and instruments as may be necessary to effectuate such transfer. Tenant shall be responsible for paying the issuer’s transfer and processing fees in connection with any transfer of the Letter of Credit and, if Landlord advances any such fees (without having any obligation to do so), Tenant shall reimburse Landlord for any such transfer or processing fees within 10 days after Landlord’s written request therefor.
     (g) If the Letter of Credit expires earlier than the LOC Expiration Date, or the issuing bank notifies Landlord that it shall not renew the Letter of Credit, Landlord shall accept a renewal thereof or substitute letter credit (such renewal or substitute Letter of Credit to be in effect not later than 60 days prior to the expiration thereof), irrevocable and automatically renewable through the LOC Expiration Date upon the same terms as the expiring Letter of Credit or upon such other terms as may be acceptable to Landlord. However, if (i) the Letter of Credit is not timely renewed, or (ii) a substitute Letter of Credit, complying with all of the terms and conditions of this Section is not timely received, Landlord may present such Letter of Credit to the issuing bank, and the entire sum so obtained shall be paid to Landlord, to be held by Landlord in accordance with Section 15 of the Lease. Notwithstanding the foregoing, Landlord shall be entitled to receive from Tenant all reasonable attorneys’ fees and costs incurred in connection with the review of any proposed substitute Letter of Credit pursuant to this Section.
     (h) Landlord and Tenant (a) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any Laws applicable to security deposits in the commercial context including Section 1950.7 of the California Civil Code, as such section now exist or as may be hereafter amended or succeeded (“Security Deposit Laws”), (b) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (c) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of Laws, now or hereafter in effect, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified above in this Section 3 and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant’s breach of the Lease or the acts or omission of Tenant or any other Tenant Parties, including any damages Landlord suffers following termination of the Lease.
     (i) Subject to the remaining terms of this Section 3(i), and provided (i) Tenant has timely paid all Rent due under the Lease during the 12 month period immediately preceding the effective date of the reduction of the Letter of Credit, and (ii) Tenant’s Financial Information (defined below) reflects 2 consecutive fiscal quarters of profitability, as determined by Landlord, during the time period immediately preceding Tenant’s request for reduction in the Letter of Credit, Tenant shall have the right to reduce the amount of the Letter of Credit so that the new Letter of Credit amount will be $100,000.00 effective as of the 37th month of the Term. Notwithstanding anything to the contrary contained herein, if Tenant has been in default under the Lease at any time prior to the effective date of the reduction of the Letter of Credit and Tenant has failed to cure such default within any applicable cure period, then Tenant shall have no right to reduce the amount of the Letter of Credit as described herein.
     If Tenant is entitled to a reduction in the Letter of Credit, Tenant shall provide Landlord with written notice requesting that the Letter of Credit be reduced as provided above (the “Reduction Notice”). Concurrent with Tenant’s delivery of the Reduction Notice, Tenant shall deliver to Landlord for review Tenant’s financial statements prepared in accordance with generally accepted accounting principles and audited by a nationally recognized public accounting firm acceptable to Landlord, and any other financial information requested by Landlord (“Tenant’s Financial Information”). If Tenant provides Landlord with a Reduction Notice, and Tenant is entitled to reduce the Letter of Credit as provided herein, Tenant shall provide Landlord with a substitute Letter of Credit in the reduced amount, which substitute Letter of Credit shall comply with the requirements of this Section 3.
4. Demising Wall.
     (a) Tenant acknowledges that as of the date of the Lease, there is no demising wall separating the Premises from the adjacent premises which is described as Suite C and comprised of approximately 20,892 rentable square feet (the “Suite C Premises”). Accordingly, notwithstanding anything to the contrary set forth herein, Landlord shall not directly or indirectly be liable to Tenant, any Tenant Party or any other person and Tenant hereby waives any and all claims, known or unknown, against and releases Landlord and the other Landlord Entities from any and all claims arising as a consequence of or related to (i) any loss sustained by Tenant, any Tenant Party or any third party as a result of the lack of a demising wall or other separation between the Premises and the Suite C Premises, and (ii) access by Landlord, any Landlord Entity or Landlord’s contractor to the Suite C Premises.
     (b) Tenant acknowledges that following the Commencement Date of the Lease, Landlord, at Landlord’s expense, shall install a demising wall to separate the Premises from the Suite C Premises (the “Demising Wall”) and shall restore one dock high door in the Suite C Premises (the “Dock Door”). Landlord shall use commercially reasonable efforts to perform the construction of the Demising Wall and Dock Door within a commercially reasonable period of time following the Commencement Date, subject to any Tenant Delays and delays caused by force majeure. Until such Demising Wall and Dock Door are constructed and the Premises and the Suite C Premises is separately demised, the parties acknowledge and agree that (i) Tenant shall have no right to enter or otherwise utilize any portion of the Suite C Premises, and (ii) Landlord shall at all times retain possession and control of the Suite C Premises, including, without limitation, the right to construct the Demising Wall and to perform any other construction and alterations in the Suite C Premises. Tenant hereby covenants and agrees to fully cooperate with Landlord, its agents, employees, and contractors without unreasonable delay, with respect to entry to the Premises to (a) enable Landlord to perform any repairs, maintenance, construction and/or alterations in the Suite C Premises, including without limitation, constructing a demising wall, and (b) to show the Suite C Premises to prospective tenants. Notwithstanding the foregoing, except in emergency situations as determined by Landlord, Landlord shall exercise reasonable efforts to perform any entry into the Premises pursuant to this Section and any construction of the demising wall in a manner that is reasonably designed to minimize interference with the operation of Tenant’s use of the Premises. The absence of the Demising Wall shall not be construed as a limitation on Tenant’s right to occupy the Premises as of the Commencement Date, subject to the terms of the Lease.
     (c) Tenant hereby indemnifies Landlord and the Landlord Entities against, and shall defend and hold Landlord and the Landlord Entities harmless from and against all losses, mechanics liens, damages, liabilities, claims, causes of action, judgments, court costs, attorneys’ fees and other expenses which Landlord or any Landlord Entities may suffer or incur as a consequence of or related to any access or entry by Tenant or any Tenant Party to the Suite C Premises. Tenant’s indemnity obligations set forth above shall survive the expiration or any earlier termination of the Lease.
     (d) Until such time as Landlord completes construction of the Demising Wall and Dock Door, Landlord shall have the right to enter the Premises from time to time to determine whether Tenant is utilizing the Suite C Premises in any manner, including storage or for any other purpose. If Landlord determines that Tenant or any Tenant Party is utilizing any portion of the Suite C Premises, then during any such period of usage, the Suite C Premises shall be deemed the Premises for purposes of the Lease and Tenant shall be obligated to commence paying Base Rent, Tenant’s Share of Operating Expenses, and all other Additional Rent immediately with respect to all of the Suite C Premises at the same annual rate per rentable square foot as is then payable in connection with the Premises; provided that the foregoing shall not be in limitation of Tenant’s liability for any damages arising from Tenant’s use of the Suite C Premises nor shall it be deemed permission for Tenant to use or occupy the Suite C Premises.
5. Monument Sign.
     (a) So long as (i) Tenant, a Permitted Transferee or a Permitted Subtenant is in occupancy of the entire Premises; and (ii) Tenant has not assigned the Lease or sublet any part of the Premises (except with respect to a Permitted Transfer or a Permitted Sublease), Tenant shall have the right to have its name listed on the shared monument sign for the Building (the “Monument Sign”), subject to the terms of this Section 5. The design, size and color of Tenant’s signage with Tenant’s name to be included on the Monument Sign, and the manner in which it is attached to the Monument Sign, shall comply with all applicable Laws and shall be subject to the approval of Landlord, any applicable owners’ association requirements and any applicable governmental authorities. Landlord reserves the right to withhold consent to any sign that, in the sole judgment of Landlord, is not harmonious with the design standards of the Building and Monument Sign. Landlord shall have the right to require that all names on the Monument Sign be of the same size and style. Tenant must obtain Landlord’s written consent to any proposed signage and lettering prior to its fabrication and installation. Tenant’s right to place its name on the Monument Sign, and the location of Tenant’s name on the Monument Sign, shall be subject to the existing rights of existing tenants in the Building, and the location of Tenant’s name on the Monument Sign shall be further subject to Landlord’s reasonable approval. To obtain Landlord’s consent, Tenant shall submit design drawings to Landlord showing the type and sizes of all lettering; the colors, finishes and types of materials used; and (if applicable and Landlord consents in its sole discretion) any provisions for illumination. Although the Monument Sign will be maintained by Landlord, Tenant shall pay its proportionate share of the cost of any maintenance and repair associated with the Monument Sign. In the event that additional names are listed on the Monument Sign, all future costs of maintenance and repair shall be prorated between Tenant and the other parties that are listed on such Monument Sign.
     (b) Tenant’s name on the Monument Sign shall be designed, constructed, installed, insured, maintained, repaired and removed from the Monument Sign all at Tenant’s sole risk, cost and expense. Tenant, at its cost, shall be responsible for the maintenance, repair or replacement of Tenant’s signage on the Monument Sign, which shall be maintained in a manner reasonably satisfactory to Landlord.
     (c) Upon the expiration or earlier termination of the Lease, or if during the Term (and any extensions thereof) (i) Tenant, a Permitted Transferee or a Permitted Subtenant leases and occupies less than the entire Premises; or (ii) Tenant assigns the Lease, except with in connection with a Permitted Transfer, then Tenant’s rights granted herein will terminate and Landlord may remove Tenant’s name from the Monument Sign at Tenant’s sole cost and expense and restore the Monument Sign to the condition it was in prior to installation of Tenant’s signage thereon, ordinary wear and tear excepted. The cost of such removal and restoration shall be payable as additional rent within 5 days of Landlord’s demand. Landlord may, at anytime during the Term (or any extension thereof), upon 5 days prior written notice to Tenant, relocate the position of Tenant’s name on the Monument Sign. The cost of such relocation of Tenant’s name shall be at the cost and expense of Landlord.
     (d) The rights provided in this Section shall be non-transferable, except with respect to a Permitted Transferee or a Permitted Subtenant, unless otherwise agreed by Landlord in writing in its sole discretion.
6. Furniture. Subject to the provisions contained herein, so long as Tenant is not in default under the Lease, Tenant shall be entitled to apply up to $123,354.00 (i.e. $3.00 per rentable square foot of the Premises) of the Tenant Improvement Allowance (the “Furniture Allowance”) to the purchase of general office furniture which may be new, used or refurbished (the “Furniture”) to be located at all times at the Premises and for use by Tenant in the Premises. Landlord shall disburse the Furniture Allowance, or applicable portion thereof (not to exceed the actual cost of the Furniture), if any, to Tenant within 30 days after the later to occur of (i) receipt of paid invoices from Tenant with respect to Tenant’s actual cost for the Furniture, and (ii) completion of the Tenant Work. However, in no event shall Landlord have any obligation to disburse any portion of the Furniture Allowance after November 30, 2008. Upon Tenant’s purchase of the Furniture, Tenant shall promptly provide to Landlord an inventory of all such Furniture, which inventory shall be certified by Tenant as being true, correct and complete. Landlord shall own all the Furniture; provided that during the Term, Tenant, at its sole cost and expense, shall maintain the Furniture in good condition and repair and in accordance with the conditions and requirements described in any warranties issued by the manufacturer of the Furniture and delivered to Tenant. In the event of any material damage to the Furniture, Tenant shall provide written notice to Landlord of such damage and Tenant shall make any and all repairs that are necessary at Tenant’s sole cost and expense. If Tenant fails to make any repairs to the Furniture for more than 15 days after notice from Landlord (although notice shall not be required if there is an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs to Landlord within 30 days after receipt of an invoice, together with an administrative charge in an amount equal to 10% of the cost of the repairs. At all times during the Term, Tenant shall cause the Furniture to be insured pursuant to the provisions of Section 6 of the Lease. Tenant agrees that notwithstanding anything to the contrary contained in this Section, the Furniture is owned by Landlord and, upon the expiration or earlier termination of the Lease, all the Furniture shall remain in the Premises and shall be surrendered to Landlord in good condition and repair, reasonable wear and tear excepted.

EXHIBIT F
FORM OF LETTER OF CREDIT
     This Exhibit is attached to and made a part of the Lease by and between BRCP STEVENSON POINT, LLC, a Delaware limited liability company (“Landlord”) and NOVARAY, INC., a Delaware corporation (“Tenant”) for space in the Building located at 39655-39677 Eureka Drive, Newark, California. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Lease.
SILICON VALLEY BANK

Irrevocable Standby
Letter of Credit No. SVBSF ___
Dated: ___, 2008
BENEFICIARY:
BRCP STEVENSON POINT, LLC
C/O BROADREACH CAPITAL PARTNERS
248 HOMER AVENUE
PALO ALTO, CA 94301
ATTN: ASSET MANAGER
AS “LANDLORD”
APPLICANT:
NOVARAY, INC.
1850 EMBARCADERO ROAD
PALO ALTO, CA 94303
AS “TENANT”
     AMOUNT: US$135,000.00 (ONE HUNDRED THIRTY-FIVE THOUSAND AND NO/100 U.S. DOLLARS)
EXPIRATION DATE: ___ ___, 20___ [SVB1]
LOCATION: SANTA CLARA, CALIFORNIA
LADIES AND GENTLEMEN:
WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF ___ IN YOUR FAVOR. THIS LETTER OF CREDIT IS AVAILABLE BY SIGHT PAYMENT WITH OURSELVES ONLY AGAINST PRESENTATION AT THIS OFFICE OF THE FOLLOWING DOCUMENTS:
1.	THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT (S), IF ANY.

2.	YOUR SIGHT DRAFT DRAWN ON US IN THE FORM ATTACHED HERETO AS EXHIBIT “A”.

3.	A DATED STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED SIGNATORY OR REPRESENTATIVE OF THE BENEFICIARY, FOLLOWED BY HIS/HER PRINTED NAME AND DESIGNATED TITLE, STATING EITHER OF THE FOLLOWING:
(A.) “THE AMOUNT OF THE ACCOMPANYING SIGHT DRAFT DRAWN UNDER SILICON VALLEY BANK IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBS ___ REPRESENTS FUNDS DUE AND OWING TO THE BENEFICIARY PURSUANT TO THE TERMS OF THAT CERTAIN LEASE BY AND BETWEEN BENEFICIARY, AS LANDLORD AND APPLICANT, AS TENANT, AND/OR ANY AMENDMENT TO THE LEASE OR ANY OTHER AGREEMENT BETWEEN SUCH PARTIES RELATED TO THE LEASE.”
OR
(B.) “WITHIN SIXTY (60) DAYS PRIOR TO THE EXPIRATION DATE OF THIS LETTER OF CREDIT BENEFICIARY HAS NOT RECEIVED AN EXTENSION AT LEAST FOR ONE YEAR TO THE EXISTING LETTER OF CREDIT OR A REPLACEMENT LETTER OF CREDIT SATISFACTORY TO THE BENEFICIARY.”
THE LEASE AND/OR AGREEMENT MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IT IS NOT INTENDED THAT SAID LEASE AND/OR AGREEMENT BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

PARTIAL AND MULTIPLE DRAWINGS ARE ALLOWED. THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.
WE AGREE THAT WE SHALL HAVE NO DUTY OR RIGHT TO INQUIRE AS TO THE BASIS UPON WHICH BENEFICIARY HAS DETERMINED THAT THE AMOUNT IS DUE AND OWING OR HAS DETERMINED TO PRESENT TO US ANY DRAFT UNDER THIS LETTER OF CREDIT, AND THE PRESENTATION OF SUCH DRAFT IN STRICT COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, SHALL AUTOMATICALLY RESULT IN PAYMENT TO THE BENEFICIARY.
EXCEPT AS EXPRESSLY STATED HEREIN, THIS LETTER OF CREDIT IS NOT SUBJECT TO ANY CONDITION OR QUALIFICATION AND IS OUR INDIVIDUAL OBLIGATION WHICH IS IN NO WAY CONTINGENT UPON REIMBURSEMENT.
THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT (NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THE UCP (AS HEREINAFTER DEFINED)), FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE NOTIFY YOU BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. BUT IN ANY EVENT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND ___ ___, 2013 [SVB2], WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT.
THE DATE THIS LETTER OF CREDIT EXPIRES IN ACCORDANCE WITH THE ABOVE PROVISION IS THE “FINAL EXPIRATION DATE”. UPON THE OCCURRENCE OF THE FINAL EXPIRATION DATE THIS LETTER OF CREDIT SHALL FULLY AND FINALLY EXPIRE AND NO PRESENTATIONS MADE UNDER THIS LETTER OF CREDIT AFTER SUCH DATE WILL BE HONORED.
THIS LETTER OF CREDIT MAY ALSO BE CANCELED BY THE BENEFICIARY PRIOR TO ANY PRESENT OR FUTURE EXPIRATION DATE, UPON RECEIPT BY SILICON VALLEY BANK BY OVERNIGHT COURIER OR REGISTERED MAIL (RETURN RECEIPT REQUESTED) OF THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS (IF ANY) FROM THE BENEFICIARY TOGETHER WITH A STATEMENT SIGNED BY AN AUTHORIZED SIGNATORY OR REPRESENTATIVE OF THE BENEFICIARY ON COMPANY LETTERHEAD STATING THAT THE LETTER OF CREDIT IS NO LONGER REQUIRED AND IS BEING RETURNED FOR CANCELLATION.
NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THE UCP THIS LETTER OF CREDIT IS TRANSFERABLE BY THE BENEFICIARY ONE OR MORE TIMES BUT ONLY THROUGH SILICON VALLEY BANK WITHOUT COST TO THE BENEFICIARY, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE THAT IS THE SUCCESSOR IN INTEREST TO BENEFICIARY (“TRANSFEREE”), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S. DEPARTMENT OF TREASURY AND U. S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION AS PER ATTACHED EXHIBIT “B” DULY EXECUTED AND ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK. APPLICANT SHALL PAY OUR TRANSFER FEE OF 1/4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT. ANY REQUEST FOR TRANSFER WILL BE AFFECTED BY US SUBJECT TO THE ABOVE CONDITIONS. HOWEVER, ANY REQUEST FOR TRANSFER IS NOT CONTINGENT UPON APPLICANT’S ABILITY TO PAY OUR TRANSFER FEE. ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OR DATE OF EXPIRATION OF THE LETTER OF CREDIT FROM OUR SPECIFIED OFFICE SET FORTH BELOW. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE.
NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THE UCP (AS HEREINAFTER DEFINED), THIS LETTER OF CREDIT MAY NOT BE AMENDED WITHOUT THE EXPRESS WRITTEN CONSENT OF THE BENEFICIARY
DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.
DOCUMENTS MUST BE DELIVERED TO US DURING REGULAR BUSINESS HOURS ON A BUSINESS DAY OR FORWARDED TO US BY OVERNIGHT DELIVERY SERVICE TO: SILICON VALLEY BANK, 3003 TASMAN DRIVE, 2ND FLOOR, MAIL SORT HF210, SANTA CLARA, CALIFORNIA 95054, ATTENTION: GLOBAL FINANCIAL SERVICES — STANDBY LETTER OF CREDIT DEPARTMENT (THE “BANK’S OFFICE”).
AS USED HEREIN, THE TERM “BUSINESS DAY” MEANS A DAY ON WHICH WE ARE OPEN AT OUR ABOVE ADDRESS IN SANTA CLARA, CALIFORNIA TO CONDUCT OUR LETTER OF CREDIT BUSINESS.

NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THE UCP (AS HEREINAFTER DEFINED), IF THE EXPIRATION DATE OR THE FINAL EXPIRATION DATE IS NOT A BUSINESS DAY THEN SUCH DATE SHALL BE AUTOMATICALLY EXTENDED TO THE NEXT SUCCEEDING DATE WHICH IS A BUSINESS DAY.
WE HEREBY AGREE THAT DRAFT(S) DRAWN AND/OR DOCUMENTS PRESENTED UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO SILICON VALLEY BANK, IF PRESENTED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.
IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.
EXCEPT AS OTHERWISE PROVIDED HEREIN, THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (2007 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 600 (THE “UCP”).
SILICON VALLEY BANK,

(FOR BANK USE ONLY)	(FOR BANK USE ONLY)
AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

EXHIBIT “A”
SIGHT DRAFT/BILL OF EXCHANGE

DATE:	REF. NO.

AT SIGHT OF THIS BILL OF EXCHANGE

PAY TO THE ORDER OF	US$
U.S. DOLLARS

“DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER NO. SVBSF______ DATED _________ __, 20___”

TO:	SILICON VALLEY BANK

	3003 TASMAN DRIVE	[INSERT NAME OF BENEFICIARY]
SANTA CLARA, CA 95054

Authorized Signature
GUIDELINES TO PREPARE THE SIGHT DRAFT OR BILL OF EXCHANGE:
1.	DATE INSERT ISSUANCE DATE OF DRAFT OR BILL OF EXCHANGE.

2.	REF. NO. INSERT YOUR REFERENCE NUMBER IF ANY.

3.	PAY TO THE ORDER OF: INSERT NAME OF BENEFICIARY

4.	US$ INSERT AMOUNT OF DRAWING IN NUMERALS/FIGURES.

5.	U.S. DOLLARS INSERT AMOUNT OF DRAWING IN WORDS.

6.	LETTER OF CREDIT NUMBER INSERT THE LAST DIGITS OF OUR STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.	DATED INSERT THE ISSUANCE DATE OF OUR STANDBY L/C.
NOTE: BENEFICIARY SHOULD ENDORSE THE BACK OF THE SIGHT DRAFT OR BILL OF EXCHANGE AS YOU WOULD A CHECK.
IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SIGHT DRAFT OR BILL OF EXCHANGE, PLEASE CALL OUR L/C PAYMENT SECTION AND ASK FOR: EFRAIN TUVILLA AT (408) 654-6349 OR ALICE DALUZ AT (408) 654-7120.

EXHIBIT “B”
DATE:

TO:	SILICON VALLEY BANK
3003 TASMAN DRIVE
SANTA CLARA, CA 95054

ATTN:	GLOBAL FINANCIAL SERVICES
STANDBY LETTERS OF CREDIT
     RE: SILICON VALLEY BANK IRREVOCABLE STANDBY LETTER OF CREDIT NO. ___
GENTLEMEN:
FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)
ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.
BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.
THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.
SINCERELY,

(BENEFICIARY’S NAME)

(SIGNATURE OF BENEFICIARY)

(PRINTED NAME AND TITLE)
SIGNATURE AUTHENTICATED
THE NAME(S) TITLE(S), AND SIGNATURE(S) CONFORM TO THAT/THOSE ON FILE WITH US FOR THE COMPANY AND THE SIGNATURE(S) IS/ARE AUTHORIZED TO EXECUTE THIS INSTRUMENT. WE FURTHER CONFIRM THAT THE COMPANY HAS BEEN IDENTIFIED APPLYING THE APPROPRIATE DUE DILIGENCE AND ENHANCED DUE DILIGENCE AS REQUIRED BY THE BANK SECRECY ACT AND ALL ITS SUBSEQUENT AMENDMENTS.

(NAME OF BANK)

(ADDRESS OF BANK)

(CITY, STATE, ZIP CODE)

(AUTHORIZED SIGNATURE)

(PRINTED NAME AND TITLE)

(TELEPHONE NUMBER)

EXHIBIT G
OUTLINE AND LOCATION OF REFUSAL SPACE
     This Exhibit is attached to and made a part of the Lease by and between BRCP STEVENSON POINT, LLC, a Delaware limited liability company (“Landlord”) and NOVARAY, INC., a Delaware corporation (“Tenant”) for space in the Building located at 39655-39677 Eureka Drive, Newark, California. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Lease.

G-1

EXHIBIT H
HAZARDOUS MATERIALS QUESTIONNAIRE
     This Exhibit is attached to and made a part of the Lease by and between BRCP STEVENSON POINT, LLC, a Delaware limited liability company (“Landlord”) and NOVARAY, INC., a Delaware corporation (“Tenant”) for space in the Building located at 39655-39677 Eureka Drive, Newark, California. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Lease.
This questionnaire is designed to solicit information regarding Tenant’s proposed use, generation, treatment, storage, transfer or disposal of hazardous or toxic materials, substances or wastes. If this questionnaire is attached to or provided in connection with a lease, the reference herein to any such items shall include all items defined as “Hazardous Materials,” “Hazardous Substances,” “Hazardous Wastes,” “Toxic Materials,” “Toxic Substances, “Toxic Wastes,” or such similar definitions contained in such lease. Please complete the questionnaire and return it to Landlord for evaluation. If your use of materials or substances, or generation of wastes is considered to be significant, further information may be requested regarding your plans for hazardous and toxic materials management. Submission to Landlord of this Hazardous Materials Questionnaire or Landlord’s request for additional information shall not deemed consent by Landlord to Tenant’s use of the materials disclosed herein. Your cooperation in this matter is appreciated. If you have any questions, do not hesitate to call us for assistance.

1.	PROPOSED TENANT

Name (Corporation, Individual, Corporate or Individual DBA, or Public Agency):

Standard Industrial Classification Code (SIC):

Street Address:

City, State, Zip Code:

Contact Person & Title:

	Telephone Number:	( )

	Facsimile Number:	( )

2.	LOCATION AND ADDRESS OF PROPOSED LEASE

Street Address:

City, State, Zip Code:

Bordering Streets:

Streets to which Premises has Access:

3.	DESCRIPTION OF PREMISES

Floor Area:

Number of Parking Spaces:

Date of Original Construction:

Past Uses of Premises:

Dates and Descriptions of Significant Additions, Alterations or Improvements:

Proposed Additions, Alterations or Improvements, if any:

4.	DESCRIPTION OF PROPOSED PREMISES USE

Describe proposed use and operation of Premises including (i) services to be performed, (ii) nature and types of manufacturing or assembly processes, if any, and (iii) the materials or products to be stored at the Premises.

Will the operation of your business at the Premises involve the use, generation, treatment, storage, transfer or disposal of hazardous wastes or materials? Do they now? Yes ☐ No ☐ If the answer is “yes,” or if your SIC code number is between 2000 to 4000, please complete Section 5.

5.	PERMIT DISCLOSURE

Does or will the operation of any facet of your business at the Premises require any permits, licenses or plan approvals from any of the following agencies?

U.S. Environmental Protection Agency	Yes ☐	No ☐

City or County Sanitation District	Yes ☐	No ☐

State Department of Health Services	Yes ☐	No ☐

U.S. Nuclear Regulatory Commission	Yes ☐	No ☐

Air Quality Management District	Yes ☐	No ☐

Bureau of Alcohol, Firearms and Tobacco	Yes ☐	No ☐

City or County Fire Department	Yes ☐	No ☐

Regional Water Quality Control Board	Yes ☐	No ☐

Other Governmental Agencies (if yes,	Yes ☐	No ☐

identify: )
If the answer to any of the above is “yes,” please indicate permit or license numbers, issuing agency and expiration date or renewal date, if applicable.

If your answer to any of the above is “yes,” please complete Sections 6 and 7.

6.	HAZARDOUS MATERIALS DISCLOSURE

Will any hazardous or toxic materials or substances be stored on the Premises? Yes ☐ No ☐ If the answer is “yes,” please describe the materials or substances to be stored, the quantities thereof and the proposed method of storage of the same (i.e., drums, aboveground or underground storage tanks, cylinders, other), and whether the material is a Solid (S), Liquid (L) or Gas (G):

Material/	Quantity to be		Amount to be Stored	Maximum Period of
Substance	Stored on Premises	Storage Method	on a Monthly Basis	Premises Storage

Attach additional sheets if necessary.

Is any modification of the Premises improvements required or planned to mitigate the release of toxic or hazardous materials substance or wastes into the environment? Yes ☐ No ☐ If the answer is “yes,” please describe the proposed Premises modifications:

7.	HAZARDOUS WASTE DISCLOSURE

Will any hazardous waste, including recyclable waste, be generated by the operation of your business at the Premises? Yes ☐ No ☐ If the answer is “yes,” please list the hazardous waste which is expected to be generated (or potentially will be generated) at the Premises, its hazard class and volume/frequency of generation on a monthly basis.

Maximum Period of
Waste Name	Hazard Class	Volume/Month	Premises Storage

Attach additional sheets if necessary.

If the answer is “yes,” please also indicate if any such wastes are to be stored within the Premises and the proposed method of storage (i.e., drums, aboveground or underground storage tanks, cylinders, other).

Waste Name	Storage Method

Attach additional sheets if necessary.

If the answer is “yes,” please also describe the method(s) of disposal for each waste. Indicate where disposal will take place including the methods, equipment and companies to be used to transport the waste:

Is any treatment or processing of hazardous wastes to be conducted at the Premises? Yes ☐ No ☐ If the answer is “yes,” please describe proposed treatment/processing methods:

Which agencies are responsible for monitoring and evaluating compliance with respect to the storage and disposal of hazardous materials or wastes at or from the Premises? (Please list all agencies):

Have there been any agency enforcement actions regarding Tenant (or any affiliate thereof), or any existing Tenant’s (or any affiliate’s) facilities, or any past, pending or outstanding administrative orders or consent decrees with respect to Tenant or any affiliate thereof? Yes ☐ No ☐ If the answer is “yes,” have there been any continuing compliance obligations imposed on Tenant or its affiliates as a result of the decrees or orders? Yes ☐ No ☐ If the answer is “yes,” please describe:

Has Tenant or any of its affiliates been the recipient of requests for information, notice and demand letters, cleanup and abatement orders, or cease and desist orders or other administrative inquiries? Yes ☐ No ☐ If the answer is “yes,” please describe:

Are there any pending citizen lawsuits, or have any notices of violations been provided to Tenant or its affiliates or with respect to any existing facilities pursuant to the citizens suit provisions of any statute? Yes ☐ No ☐ If the answer is “yes,” please describe:

Have there been any previous lawsuits against the company regarding environmental concerns? Yes ☐ No ☐ If the answer is “yes,” please describe how these lawsuits were resolved:

Has an environmental audit ever been conducted at any of your company’s existing facilities? Yes ☐ No ☐ If the answer is “yes,” please describe:

Does your company carry environmental impairment insurance? Yes ☐ No ☐ If the answer is “yes,” what is the name of the carrier and what are the effective periods and monetary limits of such coverage?

8.	EQUIPMENT LOCATED OR TO BE LOCATED AT THE PREMISES

Is (or will there be) any electrical transformer or other equipment containing polychlorinated biphenyls located at the Premises?
Yes ☐ No ☐ If the answer is “yes,” please specify the size, number and location (or proposed location):

Is (or will there be) any tank for storage of a petroleum product located at the Premises? Yes ☐ No ☐ If the answer is “yes,” please specify capacity and contents of tank; permits, licenses and/or approvals received or to be received therefor and any spill prevention control or conformance plan to be taken in connection therewith:

9.	ONGOING ACTIVITIES (APPLICABLE TO TENANTS IN POSSESSION)

Has any hazardous material, substance or waste spilled, leaked, discharged, leached, escaped or otherwise been released into the environment at the Premises? Yes ☐ No ☐ If the answer is “yes,” please describe including (i) the date and duration of each such release, (ii) the material, substance or waste released, (iii) the extent of the spread of such release into or onto the air, soil and/or water, (iv) any action to clean up the release, (v) any reports or notifications made of filed with any federal, state, or local agency, or any quasi-governmental agency (please provide copies of such reports or notifications) and (vi) describe any legal, administrative or other action taken by any of the foregoing agencies or by any other person as a result of the release:

This Hazardous Materials Questionnaire is certified as being true and accurate and has been completed by the party whose signature appears below on behalf of Tenant as of the date set forth below.

DATED:

Signature

Print Name

Title

EXHIBIT I
FORM OF GUARANTY
     This Exhibit is attached to and made a part of the Lease by and between BRCP STEVENSON POINT, LLC, a Delaware limited liability company (“Landlord”) and NOVARAY, INC., a Delaware corporation (“Tenant”) for space in the Building located at 39655-39677 Eureka Drive, Newark, California. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Lease.
GUARANTY OF LEASE
     FOR VALUE RECEIVED and in consideration for and as an inducement to BRCP STEVENSON POINT, LLC, a Delaware limited liability company (“Landlord”) to lease certain real property to NOVARAY, INC., a Delaware corporation, as tenant (“Tenant”), pursuant to a lease dated March 13, 2008 (the “Lease”) by and between Landlord and Tenant, Guarantor, TRIPLE RING TECHNOLOGIES, INC., a California corporation (“Guarantor”) unconditionally and irrevocably guarantees to Landlord the punctual payment of all Rent (as such term is defined in the Lease) payable by Tenant under the Lease throughout the term of the Lease and any and all renewals and extensions thereof in accordance with and subject to the provisions of the Lease, and the full performance and observance of all other terms, covenants, conditions and agreements therein provided to be performed and observed by Tenant under the terms of the Lease, for which Guarantor shall be jointly and severally liable with Tenant. If any default on the part of Tenant shall occur under the Lease, Guarantor covenants and agrees to pay to Landlord upon demand in each and every instance such sum or sums of money and to perform each and every covenant, condition and agreement under the Lease as Tenant is and shall become liable for or obligated to pay or perform under the Lease, together with the costs reasonably incurred by Landlord in connection therewith, including, without limitation, reasonable attorneys’ fees (collectively, the “Guaranteed Obligations”). Such payments of Rent and other sums shall be made monthly or at such other intervals as the same shall or may become payable under the Lease, including any accelerations thereof, all without requiring any notice from Landlord (other than any notice required by the Lease) of such non-payment or non performance, all of which Guarantor hereby expressly waives. In the event that all of Tenant’s interest, rights and obligations under the Lease as to the entire Premises are assigned to and assumed by Guarantor in accordance with the terms of Article 17 of the Lease, or if Guarantor otherwise succeeds to and assumes all of the interest, rights and obligations of Tenant under the Lease with respect to the entire Premises on the terms set forth in the Lease and in accordance with the terms of Section 9(b) of the Landlord Consent to Sublease attached as Exhibit J to the Lease, then following the effective date of such assumption of the Lease by Guarantor, Landlord shall terminate this Guaranty by providing written notice to Tenant and Guarantor of such termination.
     The maintenance of any action or proceeding by Landlord to recover any sum or sums that may be or become due under the Lease and to secure the performance of any of the other terms, covenants and conditions of the Lease shall not preclude Landlord from thereafter instituting and maintaining subsequent actions or proceedings for any subsequent default or defaults of Tenant under the Lease. Guarantor agrees that without affecting the liability of Guarantor under this Guaranty and without notice to Guarantor, time may be given by Landlord to Tenant for payment of Rent and such other sums and performance of said other terms, covenants and conditions, or any of them, and such time extended and indulgence granted, from time to time, or Tenant may be dispossessed or Landlord may avail itself of or exercise any or all of the rights and remedies against Tenant provided by law or by the Lease, and may proceed either against Tenant alone or jointly against Tenant and Guarantor or against Guarantor alone without first prosecuting or exhausting any remedy or claim against Tenant. Guarantor agrees to any subsequent change, modification or amendment of the Lease in any of its terms, covenants or conditions, or in the Rent payable thereunder, or in the premises demised thereby, or in the term thereof, and to any assignment or assignments of the Lease, and to any subletting or sublettings of the premises demised by the Lease, and to any renewals or extensions thereof, all of which may be made without notice to or consent of Guarantor and without in any manner releasing or relieving Guarantor from liability under this Guaranty. Notwithstanding the foregoing, Landlord shall provide notices of default to Guarantor in accordance with the terms of the Lease. In addition, in the event that Tenant is in monetary default under the Lease, Guarantor shall have the right to cure such monetary default in accordance with the terms of the Lease and Landlord shall accept such cure by Guarantor so long as Guarantor fully cures Tenant’s monetary default under the Lease within any notice and cure period set forth in the Lease and otherwise in accordance with the terms of the Lease; provided however, that in no event shall the foregoing be deemed to extend any cure period set forth in the Lease or to provide Guarantor with any additional cure period under the Lease or any right to cure non-monetary defaults under the Lease. Any such sums received by Landlord from Guarantor to cure Tenant’s monetary default within the applicable cure period set forth in the Lease shall be received by Landlord on behalf of Tenant and shall be applied by Landlord to any sums past due under the Lease, in such order of priority as required under the Lease or, if the Lease is silent in such regard, then in such order of priority as Landlord deems appropriate. The receipt of such funds by Landlord shall in no manner be deemed to create a direct lease or sublease between Landlord and Guarantor. Notwithstanding anything to the contrary set forth herein, any extension of the Term of the Lease beyond the Renewal Term set forth in Section 1 of Exhibit E of the Lease, and any expansion of the Premises other than the addition of the Refusal Space in accordance with Section 2 of Exhibit E of the Lease shall not be binding on Guarantor as a part of the Guaranteed Obligations unless Guarantor consents in writing to such extension of the Term of this Lease or expansion of the Premises; provided that the foregoing limitation shall not apply to any exercise of the Renewal Option or Right of First Refusal in accordance with the terms of the Lease.
     Guarantor agrees that the bankruptcy of Tenant shall have no effect on the obligations of Guarantor hereunder. Guarantor agrees that in respect of any payments made by Guarantor hereunder, Guarantor shall not have any rights based on suretyship, subrogation or otherwise to stand in the place of Landlord so as to compete with Landlord as a creditor of Tenant, unless and until all claims of Landlord under the Lease shall have been fully paid and satisfied.

     Guarantor hereby waives and agrees not to assert: (a) any right to require Landlord to proceed against Tenant, or any other guarantor or person or to pursue any other security or remedy before proceeding against Guarantor; (b) any defense based on the validity or enforceability of the Lease; (c) any right or defense that may arise by reason of the incapacity, lack of authority, death or disability of Tenant or any other person; and (d) any right or defense arising by reason of the absence, impairment, modification, limitation, destruction or cessation (in bankruptcy, by an election of remedies, or otherwise) of the liability of Tenant of the subrogation rights of Guarantor or of the right of Guarantor to proceed against Tenant for reimbursement. Guarantor waives any right, statutory, or otherwise, for itself to require or for Tenant to require Landlord to apply rents received toward the obligations of Guarantor under this Guaranty, or to otherwise prioritize the receipt of rents as against the obligations of Guarantor under this Guaranty. Guarantor hereby waives and agrees not to assert (x) any right or defense based on the absence of any or all presentments, demands (including demands for performance), notices (including notices of any adverse change in the financial status of Tenant, notices of any other facts which increase the risk to Guarantor, notices of non-performance and notices of acceptance of this Guaranty) and protests of each and every kind; (y) the defense of any statute of limitations in any action under or related to this Guaranty or the Lease to the extent the time period of such statute of limitations would be shorter than that available to Tenant under the Lease; and (z) any right or defense based on a lack of diligence or failure or delay by Landlord in enforcing its rights under this Guaranty or the Lease. Guarantor hereby waives and agrees not to assert or take advantage of any right to (i) exoneration if Landlord’s actions shall impair any security or collateral of Guarantor; (ii) any security or collateral held by Landlord; (iii) require Landlord to proceed against or exhaust any security or collateral before proceeding against Guarantor; and (iv) require Landlord to pursue any right or remedy for the benefit of Guarantor. Without limiting the generality of any of the covenants and agreements of Guarantor set forth in this Guaranty, Guarantor hereby waives any and all benefits of the provisions of Sections 2809, 2810, 2819, 2822, 2845, 2848, 2849 and 2850 of the California Civil Code and any similar or analogous statutes of California or any jurisdiction.
     Until all the Tenant’s obligations under the Lease are fully performed, Guarantor (a) shall have no right of subrogation or reimbursement against the Tenant by reason of any payments or acts of performance by Guarantor under this Guaranty, (b) subordinates any liability or indebtedness of the Tenant now or hereafter held by Guarantor to the obligations of the Tenant under, arising out of or related to the Lease or Tenant’s use of the Premises; and (c) acknowledges that the actions of Landlord may affect or eliminate any rights of subrogation or reimbursement of Guarantor as against Tenant without any liability or recourse against Landlord.
     Neither this Guaranty nor any of the provisions hereof can be modified, waived or terminated, except by a written instrument signed by Landlord. The provisions of this Guaranty shall apply to, bind and inure to the benefit of Guarantor and Landlord and their respective heirs, legal representatives, successors and assigns. As used herein, the term “Tenant” means the Tenant specifically named in the Lease and also any assignee or subtenant of said Lease and any successor to the interests of said Tenant, assignee or sublessee of such Lease or any part thereof, whether by assignment, sublease or otherwise including, without limitation, any trustee in bankruptcy and any bankruptcy estate of Tenant, Tenant’s assignee or sublessee. Guarantor, if there be more than one, shall be jointly and severally liable hereunder, and for purposes of such several liability the word “undersigned” wherever used herein shall be construed to refer to each of Guarantor parties separately, all in the same manner and with the same effect as if each of them had signed separate instruments, and this Guaranty shall not be revoked or impaired as to any of such parties by the death of another party or by revocation or release of any obligations hereunder of any other party.
     If Landlord should retain counsel and/or institute any suit against Guarantor to enforce this Guaranty or any covenants or obligations hereunder, then Guarantor shall pay to Landlord, upon demand, all reasonable attorneys’ fees, costs and expenses, including, without limitation, court costs, filing fees, recording costs, and all other costs and expenses incurred in connection therewith (all of which are referred to herein as “Enforcement Costs”), in addition to all other amounts due hereunder. This Guaranty shall be construed and enforced in accordance with the laws of the State of California. Any legal action or proceeding with respect to this Guaranty and any action for enforcement of any judgment in respect thereof may be brought in the courts of California or the United States of America for the Northern District of California and by execution and delivery of this guaranty, Guarantor hereby accepts unconditionally the non-exclusive jurisdiction of the aforementioned courts and their respective appellate courts. Guarantor hereby irrevocably consents to the service of process out of any of these aforementioned courts in any such action or proceeding by the mailing of copies thereof by courier to Guarantor at the address provided below. Guarantor irrevocably waives any objection which it may now or hereafter have to the laying of venue in any of the courts referred to above arising out of or in connection any action or proceeding on this Guaranty brought in any of the courts referred to above and further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding has been brought in an inconvenient forum. Guarantor hereby waives any right to trial by jury and further waives and agrees not to assert or take advantage of any defense based on the claim that any arbitration decision binding upon Landlord or Tenant is not binding on Guarantor.
     Any notice or other communication to be given to Landlord or Guarantor hereunder shall be in writing and sent in accordance with the notice provisions of the Lease. Notices to Landlord shall be delivered to Landlord’s address set forth in the Lease. Notices to Guarantor shall be addressed to Guarantor in accordance with the Lease. In the event Guarantor’s notice address as set forth above changes, Guarantor agrees to provide written notice to Landlord of such change in address. Capitalized terms not otherwise defined in this Guaranty shall have the meaning set forth in the Lease.
[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date of the Lease.

GUARANTOR:

TRIPLE RING TECHNOLOGIES, INC., a California corporation

By:
Name:
Its:

By:
Name:
Its:

EXHIBIT J
FORM OF LANDLORD CONSENT TO SUBLEASE
     This Exhibit is attached to and made a part of the Lease by and between BRCP STEVENSON POINT, LLC, a Delaware limited liability company (“Landlord”) and NOVARAY, INC., a Delaware corporation (“Tenant”) for space in the Building located at 39655-39677 Eureka Drive, Newark, California. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Lease.
LANDLORD CONSENT TO SUBLEASE
     THIS LANDLORD CONSENT TO SUBLEASE (this “Consent Agreement”) is entered into as of                     ,                     , by and among BRCP STEVENSON POINT, LLC, a Delaware limited liability company (“Landlord”), NOVARAY, INC., a Delaware corporation (“Sublandlord”), and TRIPLE RING TECHNOLOGIES, INC., a California corporation (“Subtenant”).
RECITALS:
A.	Landlord, as landlord, and Sublandlord, as tenant, are parties to that certain lease agreement dated , (as the same may have been amended, the “Lease”) pursuant to which Landlord has leased to Sublandlord certain premises containing approximately rentable square feet (the “Premises”) of the building located at (the “Building”). Subtenant is the Guarantor under the Lease.
B.	Sublandlord and Subtenant have entered into (or are about to enter into) that certain sublease agreement dated as of attached hereto as Exhibit A (the “Sublease”) pursuant to which Sublandlord has agreed to sublease to Subtenant certain premises described as follows: , California, comprising approximately rentable square feet (the “Sublet Premises”) constituting all or a part of the Premises.
C.	Sublandlord and Subtenant have requested Landlord’s consent to the Sublease.
D.	Landlord has agreed to give such consent upon the terms and conditions contained in this Consent Agreement.
     NOW THEREFORE, in consideration of the foregoing preambles which by this reference are incorporated herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby consents to the Sublease subject to the following terms and conditions, all of which are hereby acknowledged and agreed to by Sublandlord and Subtenant:
1.	Sublease Agreement. Sublandlord and Subtenant hereby represent that a true and complete copy of the Sublease is attached hereto and made a part hereof as Exhibit A, and Sublandlord and Subtenant agree that the Sublease with respect to Landlord and/or the Sublet Premises shall not be modified without Landlord’s prior written consent, which consent shall not be unreasonably withheld.
2.	Representations. Sublandlord hereby represents and warrants that Sublandlord (i) has full power and authority to sublease the Sublet Premises to Subtenant, (ii) has not transferred or conveyed its interest in the Lease to any person or entity collaterally or otherwise, and (iii) has full power and authority to enter into the Sublease and this Consent Agreement. Subtenant hereby represents and warrants that Subtenant has full power and authority to enter into the Sublease and this Consent Agreement.
3.	Indemnity and Insurance. Subtenant hereby assumes, with respect to Landlord, all of the indemnity and insurance obligations of the Sublandlord under the Lease with respect to the Sublet Premises, provided that the foregoing shall not be construed as relieving or releasing Sublandlord from any such obligations. Notwithstanding the foregoing, to the extent the same is legally permissible, Sublandlord may satisfy such insurance obligation for itself and on behalf of Subtenant.
4.	No Release. Nothing contained in the Sublease or this Consent Agreement shall be construed as relieving or releasing Sublandlord from any of its obligations under the Lease, it being expressly understood and agreed that Sublandlord shall remain liable for such obligations notwithstanding anything contained in the Sublease or this Consent Agreement or any subsequent assignment(s), sublease(s) or transfer(s) of the interest of the tenant under the Lease. Sublandlord shall be responsible for the collection of all rent due it from Subtenant, and for the performance of all the other terms and conditions of the Sublease, it being understood that Landlord is not a party to the Sublease and, notwithstanding anything to the contrary contained in the Sublease, is not bound by any terms, provisions, representations or warranties contained in the Sublease and is not obligated to Sublandlord or Subtenant for any of the duties and obligations contained therein.
5.	Administrative Fee. Upon Sublandlord’s execution and delivery of this Consent Agreement, Sublandlord shall pay to Landlord the sum of $ in consideration for Landlord’s review of the Sublease and the preparation and delivery of this Consent Agreement.
6.	No Transfer. Subtenant shall not further sublease the Sublet Premises, assign its interest as the Subtenant under the Sublease or otherwise transfer its interest in the Sublet Premises or the Sublease to any person or entity without the written consent of Landlord, which Landlord may withhold in its sole discretion.

7.	Lease. The parties agree that the Sublease is subject and subordinate to the terms of the Lease, and all terms of the Lease, other than Sublandlord’s obligation to pay Base Rent, are incorporated into the Sublease. In no event shall the Sublease or this Consent Agreement be construed as granting or conferring upon the Sublandlord or the Subtenant any greater rights than those contained in the Lease nor shall there be any diminution of the rights and privileges of the Landlord under the Lease, nor shall the Lease be deemed modified in any respect. Without limiting the scope of the preceding sentence, any construction or alterations performed in or to the Sublet Premises shall be performed with Landlord’s prior written approval and in accordance with the terms and conditions of the Lease. It is hereby acknowledged and agreed that any provisions in the Sublease which limit the manner in which Sublandlord may amend the Lease are binding only upon Sublandlord and Subtenant as between such parties. Landlord shall not be bound in any manner by such provisions and may rely upon Sublandlord’s execution of any agreements amending or terminating the Lease subsequent to the date hereof notwithstanding any contrary provisions in the Sublease.
8.	Parking and Services. Any parking rights granted to Subtenant pursuant to the Sublease shall be satisfied out of the parking rights, if any, granted to Sublandlord under the Lease. Sublandlord hereby authorizes Subtenant, as agent for Sublandlord, to obtain services and materials for or related to the Sublet Premises, and Sublandlord agrees to pay for such services and materials as Additional Rent under the Lease upon written demand from Landlord. However, as a convenience to Sublandlord, Landlord may bill Subtenant directly for such services and materials, or any portion thereof, in which event Subtenant shall pay for the services and materials so billed upon written demand, provided that such billing shall not relieve Sublandlord from its primary obligation to pay for such services and materials.
9.	Attornment.
(a)	If the Lease or Sublandlord’s right to possession thereunder terminates for any reason prior to expiration of the Sublease, Subtenant agrees, at the written election of Landlord, to attorn to Landlord upon the then executory terms and conditions of the Sublease for the remainder of the term of the Sublease. In the event of any such election by Landlord, Landlord will not be (i) liable for any rent paid by Subtenant to Sublandlord more than one month in advance, or any security deposit paid by Subtenant to Sublandlord, unless same has been transferred to Landlord by Sublandlord, (ii) liable for any act or omission of Sublandlord under the Lease, Sublease or any other agreement between Sublandlord and Subtenant or for any default of Sublandlord under any such documents which occurred prior to the effective date of the attornment, (iii) subject to any defenses or offsets that Subtenant may have against Sublandlord which arose prior to the effective date of the attornment, (iv) bound by any changes or modifications made to the Sublease without the written consent of Landlord, (v) obligated in any manner with respect to the transfer, delivery, use or condition of any furniture, equipment or other personal property in the Sublet Premises which Sublandlord agreed would be transferred to Subtenant or which Sublandlord agreed could be used by the Subtenant during the term of the Sublease, or (vi) liable for the payment of any improvement allowance, or any other payment, credit, offset or amount due from Sublandlord to Subtenant under the Sublease. If Landlord does not elect to have Subtenant attorn to Landlord as described above, except as expressly provided in Section 9(b) below, the Sublease and all rights of Subtenant in the Sublet Premises shall terminate upon the date of termination of the Lease or Sublandlord’s right to possession thereunder. The terms of this Section 9 supercede any contrary provisions in the Sublease.

(b)	Notwithstanding the foregoing, provided (i) Subtenant is not then in default pursuant to the provisions of the Sublease, and (ii) as of the Attornment Effective Date, Subtenant is subleasing the entire Premises under the terms of the Sublease and has not assigned the Sublease or sub-subleased any portion of the Sublet Premises (it being the intent that Subtenant’s right to require Landlord to lease the Sublet Premises to Subtenant upon such termination of the Lease to be personal to the Subtenant and not transferable to any other party), then, in the event the Lease or Sublandlord’s right to possession thereunder terminates on account of Sublandlord’s default during the term of the Lease, and through no fault of Subtenant, (A) subject to the provisions of this Section 9, effective as of the date of termination of the Lease or Sublandlord’s right to possession thereunder (the “Attornment Effective Date”), Landlord hereby agrees to recognize Subtenant as Landlord’s direct tenant on the terms and conditions of the Lease and with respect to the entire Premises the same as if the Lease remained in effect (and notwithstanding the terms of the Sublease) but with Tenant as the tenant under the Lease, (B) effective as of the Attornment Effective Date, Subtenant agrees to attorn to and recognize Landlord as its landlord upon the then executory terms and conditions of the Lease as to the entire Premises for the remainder of the term of the Lease, and (C) Sublandlord’s rights to possession of the Sublet Premises and all other rights of Sublandlord in and to the Sublet Premises under the Sublease shall terminate upon the Attornment Effective Date. The foregoing sentence shall in no way be deemed to restrict Landlord’s exercise of its rights and remedies, including without limitation, termination of the Sublease, in the event of a default by Subtenant under the Sublease. The provisions of this Section shall not apply to any termination of the Lease in accordance with Articles 18 (Condemnation) or 19 (Damage and Destruction) of the Lease.

(c)	Notwithstanding any of the foregoing to the contrary, in the event Landlord and Subtenant enter into a direct lease relationship as provided herein, (i) such direct lease shall be for the entire Premises and the annual Base Rent payable by Subtenant to Landlord during the remaining Term of the Sublease shall be equal to the annual Base Rent payable by Sublandlord under the terms of the Lease, (ii) Subtenant’s obligation to pay Base Rent shall commence on and continue from and after the Attornment Effective

Date, and (iii) if Landlord and Subtenant recognize and attorn to each other as provided herein, Landlord shall prepare an agreement (the “Attornment Agreement”) to reflect the terms and provisions herein and other appropriate terms. The Attornment Agreement shall be sent to Subtenant within a reasonable time after satisfaction of the conditions precedent set forth in this Section 9, and Subtenant shall execute and return the Attornment Agreement to Landlord within five (5) business days after Subtenant’s receipt of same, but the terms and provisions of this Section 9 shall be fully effective whether or not the Attornment Agreement is executed. If the conditions precedent set forth in this Section 9 above have not been satisfied, then at Landlord’s option, the Sublease and all rights of Subtenant in the Sublet Premises shall terminate upon the date of the termination of the Lease or Sublandlord’s right to possession thereunder.

(d)	Notwithstanding any of the foregoing to the contrary, Landlord shall not in any way or to any extent be liable to Subtenant: (i) for any past act or default on the part of the Sublandlord or any prior sublandlord under the Sublease and Subtenant shall have no right to assert same or any damages arising therefrom as an offset or defense against Landlord; (ii) for the commencement or completion of any construction or any contribution toward construction or installation of any improvements upon the Sublet Premises required under said Sublease, or any expansion or rehabilitation of existing improvements thereon, or for restoration of improvements following any casualty not required to be insured under such Sublease or for the costs of any restoration in excess of the proceeds recovered under any insurance required to be carried under such Sublease; (iii) for any prepayment of rent or deposit, rental security or any other sums deposited with Sublandlord or any prior sublandlord under such Sublease and not delivered to Landlord; or (iv) for any restriction on competition beyond the Sublet Premises.
10.	Payments Under the Sublease. If at any time Sublandlord is in default under the terms of the Lease, Landlord shall have the right to contact Subtenant and require Subtenant to pay all rent due under the Sublease directly to Landlord until such time as Sublandlord has cured such default. Subtenant agrees to pay such sums directly to Landlord if requested by Landlord, and Sublandlord agrees that any such sums paid by Subtenant shall be deemed applied against any sums owed by Subtenant under the Sublease. Any such sums received by Landlord from Subtenant shall be received by Landlord on behalf of Sublandlord and shall be applied by Landlord to any sums past due under the Lease, in such order of priority as required under the Lease or, if the Lease is silent in such regard, then in such order of priority as Landlord deems appropriate. The receipt of such funds by Landlord shall in no manner be deemed to create a direct lease or sublease between Landlord and Subtenant. If Subtenant fails to deliver its Sublease payments directly to Landlord as required herein following receipt of written notice from Landlord as described above, then Landlord shall have the right to remove any signage of Subtenant, at Subtenant’s cost, located outside the Premises or in the Building lobby or elsewhere in the Building and to pursue any other rights or remedies available to Landlord at law or in equity.
11.	Excess Rent. If Landlord is entitled to any excess rent from Sublandlord pursuant to the terms of the Lease, then, in addition to all rent otherwise payable by Sublandlord to Landlord under the Lease, Sublandlord shall also pay to Landlord the portion of the excess rent to which Landlord is entitled under the Lease, in the manner described in the Lease. Landlord’s failure to bill Sublandlord for, or to otherwise collect, such sums shall in no manner be deemed a waiver by Landlord of its right to collect such sums in accordance with the Lease.
12.	Sublandlord Notice Address. If Sublandlord is subleasing the entire Premises or otherwise vacating the Premises, Sublandlord’s new address for notices to Sublandlord under the Lease shall be as follows: ; and if no address is filled in at the preceding blank (or if a post office box address is used for the preceding blank), then Landlord may continue to send notices to Sublandlord at the address(es) provided in, and in accordance with the terms of, the Lease.
13.	Authority. Each signatory of this Consent Agreement represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting. Sublandlord and Subtenant hereby represent and warrant that neither Sublandlord nor Subtenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Sublandlord and Subtenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default under the Lease will be deemed to have occurred, without the necessity of notice to Sublandlord and Subtenant.
14.	Limitation of Landlord’s Liability. Redress for any claim against Landlord under this Consent Agreement shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under this Consent Agreement, if any, are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Sublandlord and/or Subtenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages.
[SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, Landlord, Sublandlord and Subtenant have executed this Consent Agreement as of the date set forth above.

LANDLORD:

BRCP STEVENSON POINT, LLC,
a Delaware limited liability company

By:	BRCP Realty II, L. P., a Delaware limited partnership

	By:	BRCP Gen-Par II, LLC,
a Delaware limited liability company
Its: General Partner

By:

Name:

		Title:	Managing Director

SUBLANDLORD:

NOVARAY, INC.,
a Delaware corporation

By:
Name:
Its:

FEIN:

SUBTENANT/GUARANTOR:

TRIPLE RING TECHNOLOGIES, INC.,
a California corporation

By:
Name:
Title:

By:
Name:
Title:

FEIN:

EXHIBIT A
SUBLEASE AGREEMENT
attached to and made a part of the Consent Agreement dated as of ___, 200_
between BRCP STEVENSON POINT, LLC, a Delaware limited liability company, as Landlord,
NOVARAY, INC., a Delaware corporation, as Sublandlord and
TRIPLE RING TECHNOLOGIES, INC., a California corporation, as Subtenant